Exhibit 4.1

INDENTURE

Dated as of May 29, 2013

between

SunPower Corporation

and

Wells Fargo Bank, National Association,

as

Trustee

0.75% SENIOR CONVERTIBLE DEBENTURES DUE 2018

i

ii

Exhibit A	–	Form of Debenture
Exhibit B	–	Form of Free Transferability Certificate

iii

INDENTURE (this “Indenture”), dated as of May 29, 2013, between SunPower Corporation, a corporation duly organized under the laws of the State of Delaware (the “Company”), and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 0.75% Senior Convertible Debentures due 2018 (the “Debentures”), initially in an aggregate principal amount not to exceed $300,000,000, and in order to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Debenture, the certificate of authentication to be borne by each Debenture, the Form of Conversion Notice, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Debentures are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Debentures have in all respects been duly authorized;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee covenant and agree as follows:

Article 1

Definitions and Incorporation by Reference

Section 1.01 Definitions.

The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Debentures” has the meaning specified in Section 2.12.

“Additional Interest” shall mean any additional interest payable pursuant to an increase in the interest rate payable on the Debentures pursuant to any of Section 5.06(a), Section 5.06(b) and Section 5.07.

“Additional Shares” has the meaning specified in Section 8.03(a).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, co-agent, co-registrar, Conversion Agent or Service Agent.

“Agent Members” has the meaning specified in Section 2.06(h).

“Applicable Procedures” means, with respect to any conversion, transfer or exchange of beneficial ownership interests in a Global Debenture, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.

“Automatic Exchange” has the meaning specified in Section 2.07(a)(vi).

“Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or, other than in the case of the definitions of “Continuing Directors” and “Fundamental Change,” any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means, with respect to any Debenture, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Clause A Distribution” shall have the meaning specified in Section 8.04(c).

“Clause B Distribution” shall have the meaning specified in Section 8.04(c).

“Clause C Distribution” shall have the meaning specified in Section 8.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Closing Date” means the date of this Indenture.

“Closing Sale Price” of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m. (New York City time) on such date as reported in composite transactions for The Nasdaq Global Select Market or, if the Common Stock is not listed on The Nasdaq Global Select Market, the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed on a U.S. national or regional securities exchange, the “Closing Sale Price” shall be as reported by OTC Markets Group Inc. at 4:00 p.m. (New York City time) on such date (or in either case the then-standard closing time for regular trading on the relevant exchange or trading system). If the closing sale price of the Common Stock is not so reported, the “Closing Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Commitment Agreement” means the letter agreement, dated May 20, 2013, between Total Gas & Power USA, SAS and Deutsche Bank Securities Inc., as representative of the Initial Purchasers, pursuant to which Total Gas & Power USA, SAS agreed to purchase, in the aggregate, two-thirds of the aggregate principal amount of the Debentures to be offered pursuant to the Offering Memorandum, not to exceed $200,000,000.

“Commitment Debentures” means the Debentures purchased by Total Gas & Power USA, SAS from the Initial Purchasers pursuant to the Commitment Agreement, whether held by Total Gas & Power USA, SAS or any Transferee of such Debentures.

“Common Stock” means shares of the Company’s common stock, par value $0.001 per share, as it exists on the date of this Indenture, subject to Section 8.05.

“Company” means the party named as such above until a successor replaces it and thereafter means the successor.

“Company Order” means a written order delivered to the Trustee and signed in the name of the Company by two Officers, one of whom must be the Company’s principal executive officer, principal financial officer or principal accounting officer.

“Company Repurchase Notice” has the meaning specified in Section 9.02.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date of this Indenture; or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such new director’s nomination or election.

“Conversion Agent” has the meaning specified in Section 2.14(b).

“Conversion Date” has the meaning specified in Section 8.02(c).

“Conversion Notice” has the meaning specified in Section 8.02(a).

“Conversion Obligation” has the meaning specified in Section 8.01.

“Conversion Price” means at any given time the quotient of (a) $1,000 principal amount of Debentures divided by (b) the Conversion Rate as of such time.

“Conversion Rate” has the meaning specified in Section 8.01.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee, where, at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at Wells Fargo Bank, National Association, Corporate Trust Services, MAC N9311-110, 625 Marquette Avenue, Minneapolis, Minnesota 55479, Attention: SunPower Account Manager or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“CUSIP” means the alphanumeric designation assigned to a Debenture by Standard & Poor’s Corporation, CUSIP Service Bureau.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Debentures” means any debentures issued, authenticated and delivered under this Indenture, including any Global Debentures.

“Debt” of any Person as of any date means, without duplication, all indebtedness of such Person in respect of borrowed money, including all interest, fees and expenses owed in respect thereto (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Debenture (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Debenture, the Person designated in Section 2.06(c) as Depositary with respect to the Debentures, which Depositary shall be a clearing agency registered under the Exchange Act, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Effective Date” has the meaning specified in Section 8.03(a), except that, as used in Section 8.04, “Effective Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” has the meaning specified in Section 5.01.

“Ex-Dividend Date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expiration Date” has the meaning specified in Section 8.04(e).

“Expiration Time” has the meaning specified in Section 8.04(e).

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Debenture attached hereto as Exhibit A.

“Form of Conversion Notice” shall mean the “Form of Conversion Notice” attached as Attachment 1 to the Form of Debenture attached hereto as Exhibit A.

“Form of Debenture” shall mean the “Form of Debenture” attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Debenture attached hereto as Exhibit A.

“Free Trade Date” means the 365th calendar day following the Closing Date.

“Free Transferability Certificate” has the meaning specified in Section 2.07(a)(vi).

“Freely Tradeable” means, with respect to the Debentures, if any, that such Debentures, (i) are eligible to be sold by a Person who has not been an Affiliate of the Company during the preceding three months without any volume or manner of sale restrictions under the Securities Act, (ii) do not bear a restricted legend and (iii) with respect to Global Debentures only, are identified by an unrestricted CUSIP number in the facilities of the applicable Depositary.

“Fundamental Change” means the occurrence of any of the following after the original issuance of the Debentures:

(a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person,” directly or indirectly, including through one or more wholly-owned subsidiaries, becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 75% of the voting power of the Company’s Capital Stock that is at the time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body); or

(b) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

(c) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(d) the consolidation or merger of the Company with or into any other “person” (as this term is used in Section 13(d)(3) of the Exchange Act), or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its Subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act), other than:

(i) any transaction:

(A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Common Stock; and

(B) pursuant to which the holders of 50% or more of the total voting power of all shares of the Capital Stock entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such transaction; or

(ii) any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or

(e) the termination of trading of the Common Stock, which shall be deemed to have occurred if the Common Stock or other common stock into which the Debentures are then convertible is neither listed for trading on a United States national securities exchange nor approved for listing on any United States system of automated dissemination of quotations of securities prices, and no American Depositary Shares or similar instruments for such common stock into which the Debentures are then convertible are so listed or approved for listing in the United States; or

(f) a failure to comply with the Company’s reporting obligations with respect to a document required to be filed under Section 3.06 or Section 5.06 hereof, which failure relating to reporting obligations has not been cured or waived prior to such 365th day, for 365 calendar days;

provided, however, a Fundamental Change shall be deemed not to have occurred if more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Fundamental Change under clauses (a) or (d) above consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on a United States national securities exchange and, as a result of the transaction or transactions, such common stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto) and other applicable consideration will be Reference Property.

“Fundamental Change Repurchase Date” has the meaning specified in Section 9.01(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 9.01(c).

“Fundamental Change Repurchase Price” has the meaning specified in Section 9.01(a).

“Global Debentures” has the meaning specified in Section 2.06(a).

“Holder” means the Person in whose name a Debenture is registered on the Registrar’s books.

“Independent Committee” means a committee of independent directors of the Board of Directors. For the avoidance of doubt, directors appointed by Total Gas & Power USA, SAS or any of its Affiliates shall not be an independent director of the Board of Directors for purposes of this definition.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchasers” means Deutsche Bank Securities Inc., Credit Agricole Securities (USA) Inc., RBS Securities Inc., Citigroup Global Markets Inc. and HSBC Securities (USA) Inc.

“interest” means, when used with reference to the Debentures, any interest payable under the terms of the Debentures, any defaulted interest as provided for in Section 2.13, if any, and Additional Interest, if any.

“Interest Payment Date” means June 1 and December 1 of each year, commencing December 1, 2013.

“Issue Date” of any Debenture means the date on which the Debenture was originally issued or deemed issued as set forth on the face of the Debenture.

“Maturity Date” means June 1, 2018.

“Non-Commitment Debentures” means any debentures that are not Commitment Debentures.

“Non-Stock Change of Control” means a transaction described under clause (a) or (d) in the definition of Fundamental Change pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares, if applicable, and cash payments made in respect of dissenters’ appraisal rights) in such Fundamental Change transaction consists of cash or securities (or other property) that are not shares of common stock, depositary receipts or other certificates representing common equity interests or depositary receipts traded or scheduled to be traded immediately following such transaction on a United States national securities exchange.

“Offering Memorandum” means the confidential offering memorandum, dated May 22, 2013, pursuant to which the Debentures were offered and sold by the Initial Purchasers.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company or any other duly authorized officer, agent, or attorney-in-fact of the Company named in an Officers’ Certificate.

“Officers’ Certificate” means a certificate signed by two Officers, one of whom must be the Company’s principal executive officer, principal financial officer or principal accounting officer.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion of legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Optional Redemption” has the meaning specified in Section 10.01

“Paying Agent” has the meaning specified in Section 2.14(a).

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Debenture” of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.08 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Debenture that it replaces.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Purchase Agreement” means that certain purchase agreement, dated May 22, 2013, by and among the Company and Deutsche Bank Securities Inc., as representative of the Initial Purchasers.

“Record Date,” with respect to the Conversion Rate adjustments as provided in Section 8.04, means, with respect to any dividend, distribution or other transaction or event in which holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption Date” shall have the meaning specified in Section 10.02(a).

“Redemption Notice” shall have the meaning specified in Section 10.02(a).

“Redemption Price” means, for any Debentures to be redeemed pursuant to Section 10.01, 100% of the principal amount of such Debentures, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Debentures on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Debentures).

“Reference Property” has the meaning specified in Section 8.05.

“Register” has the meaning specified in Section 2.14(a).

“Registrar” has the meaning specified in Section 3.02.

“Regular Record Date” means, with respect to each Interest Payment Date, the May 15 or November 15, as the case may be, immediately preceding the applicable June 1 or December 1 Interest Payment Date, respectively, whether or not such May 15 or November 15 is a Business Day.

“Reorganization Event” has the meaning specified in Section 8.05.

“Reporting Obligations” has the meaning specified in Section 5.07(a).

“Resale Restriction Termination Date” has the meaning specified in Section 2.07(a)(vi).

“Restricted Commitment Debenture Legend” has the meaning specified in Section 2.07(c).

“Restricted Debenture CUSIP” means the alphanumeric designation of 867652 AF6 assigned to the Restricted Global Debenture by Standard & Poor’s Corporation, CUSIP Service Bureau.

“Restricted Global Debenture” has the meaning specified in Section 2.07(a)(v).

“Restricted Security” or “Restricted Securities” has the meaning specified in Section 2.07(a).

“Restricted Security Legend” has the meaning specified in Section 2.07(a).

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Service Agent” has the meaning specified in Section 13.20.

“Significant Subsidiary” means any direct or indirect Subsidiary of the Company that would be a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Spin-off” has the meaning specified in Section 8.04(c).

“Spin-off Valuation Period” has the meaning specified in Section 8.04(c).

“Stock Price” has the meaning specified in Section 8.03(a).

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person, or (iii) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa–77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trading Day” means a day on which (i) The Nasdaq Global Select Market or, if the Common Stock is not listed on The Nasdaq Global Select Market, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed, is open for trading or, if the Common Stock is not so listed, any Business Day and (ii) a Closing Sale Price for the Common Stock is available on such securities exchange or market.

“Transferee” shall have the meaning specified in Section 2.07(c).

“Trigger Event” shall have the meaning specified in Section 8.04(c).

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“unit of Reference Property” has the meaning specified in Section 8.05.

“Unrestricted Debenture CUSIP” means the alphanumeric designation of 867652 AG4 assigned to the Unrestricted Global Debentures by Standard & Poor’s Corporation, CUSIP Service Bureau.

“Unrestricted Global Debenture” has the meaning in Section 2.07(a)(v).

Section 1.02 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

(c) references to “generally accepted accounting principles” shall mean generally accepted accounting principles in effect as of the time when and for the period as to which such accounting principles are to be applied;

(d) “or” is not exclusive; and

(e) words in the singular include the plural, and in the plural include the singular.

Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Debentures.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any successor obligor upon the Debentures.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.04 Additional Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Debenture in this Indenture shall be deemed to include Additional Interest if, in such context,

Additional Interest is, was or would be payable pursuant to any of Section 5.06(a), Section 5.06(b) and Section 5.07. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Article 2

The Debentures

Section 2.01 Designation and Amount of Debentures. The Debentures shall be designated as the “0.75% Senior Convertible Debentures due 2018.” The Debentures will initially not exceed the aggregate principal amount of $300,000,000) (subject to modification pursuant to Section 2.12 hereof and the requirements thereof and except for Debentures authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Debentures pursuant to Section 2.05, Section 2.08, Section 2.09, Section 6.05 and Section 8.02).

Section 2.02 Form of the Debentures. The Debentures and the Trustee’s certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Debenture attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Trustee, the Depositary, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

Subject to Section 2.06 hereof, so long as the Non-Commitment Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all of the Non-Commitment Debentures will be represented by one or more Global Debentures. The transfer and exchange of beneficial interests in any such Global Debenture shall be effected through the Depositary in accordance with this Indenture and the Applicable Procedures.

Each Global Debenture shall represent such aggregate principal amount of outstanding Non-Commitment Debentures as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Debentures from time to time endorsed thereon and that the aggregate principal amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Debentures.

Section 2.03 Maturity Date; Interest. The Debentures shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Debenture shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Debenture attached as Exhibit A hereto. Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

On the Maturity Date, each Holder shall be entitled to receive $1,000 in cash for each $1,000 principal amount of Debentures held on such date, together with accrued and unpaid interest to, but not including, the Maturity Date. With respect to Global Debentures, principal and interest shall be paid to the Depositary in immediately available funds. With respect to certificated Debentures, principal and interest shall be payable upon presentment at the Company’s office or agency maintained for such purpose, which initially shall be the Corporate Trust Office of the Trustee.

The Person in whose name any Debenture (or its Predecessor Debenture) is registered on the Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Notwithstanding the foregoing: (a) any Debentures or portion thereof surrendered for conversion during the period from the close of business on the Regular Record Date for any Interest Payment Date to the close of business on the Business Day preceding the applicable Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made (1) in connection with conversions of Debentures following the Regular Record Date immediately preceding the Maturity Date, (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (3) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date or (4) to the extent of any overdue interest, if any, that exists at the time of conversion with respect to such Debentures and (b) the Company shall pay accrued interest to a Person other than the Holder on the Regular Record Date on the Maturity Date in respect of outstanding Debentures, at which date the Company shall pay accrued and unpaid interest to the Person whom the principal amount is paid.

The Company shall pay interest on (i) Global Debentures by wire transfer of immediately available funds to the account of the Depositary or its nominee, (ii) Debentures in certificated form having a principal amount of less than $2,000,000, by check mailed to Holders of such Debentures, provided, however, that on the Maturity Date, interest in respect of outstanding Debentures shall be payable at the office of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office of the Trustee and (iii) Debentures in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holders of such Debentures duly delivered to the Trustee at least five Business Days prior to the relevant Interest Payment Date or by check if no such election is made, provided, however, that on the Maturity Date, interest in respect of outstanding Debentures shall be payable at the office of the Company maintained by the Company for such purposes, which shall initially the Corporate Trust Office of the Trustee. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.

Any interest on any Debentures which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall be subject to Section 2.13.

Section 2.04 Execution and Authentication.

One or more Officers shall sign the Debentures for the Company by manual or facsimile signature.

If an Officer whose signature is on a Debenture no longer holds that office at the time the Debenture is authenticated, the Debenture shall be valid so long as such individual was an Officer at the time of execution of the Debenture.

A Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

The Trustee shall at any time, and from time to time, authenticate Debentures for original issue upon receipt by the Trustee of a Company Order. Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents. Each Debenture shall be dated the date of its authentication.

Prior to the issuance of Debentures, the Trustee shall have received and (subject to Section 7.02) shall be fully protected in relying on: (a) an Officers’ Certificate complying with Section 13.04 and (b) an Opinion of Counsel complying with Section 13.04.

The Trustee shall have the right to decline to authenticate and deliver any Debentures: (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (b) if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Debentures.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Debentures. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

Section 2.05 Exchange and Registration on Transfer.

The Company shall cause to be kept at the Corporate Trust Office the Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

Upon surrender for registration of transfer of any Debenture to the Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at any such office or agency maintained by the Company pursuant to Section 2.14. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures that the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid, legal and binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

All Debentures presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Debentures shall be duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge shall be made to any holder for any registration of, transfer or exchange of Debentures, but the Company or the Trustee may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of such Debentures (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.09 or Section 6.05).

Neither the Company nor the Trustee nor any Registrar shall be required to exchange, issue or register a transfer of (a) Debentures for a period of fifteen calendar days next preceding date of mailing of a Redemption Notice, or (b) Debentures or portions thereof called for redemption.

All Debentures presented or surrendered for repurchase or conversion shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee, and the Debentures shall be duly executed by the Holder thereof or his attorney duly authorized in writing.

Neither the Company nor the Trustee nor any Registrar shall be required to exchange, issue or register a transfer of (1) any Debentures or portions thereof surrendered for conversion pursuant to Article 8 of this Indenture, which may not be withdrawn, or (2) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 9.01 of this Indenture.

Section 2.06 Global Debentures.

(a) So long as the Non-Commitment Debentures are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to Section 2.06(c), all Non-Commitment Debentures shall be represented by one or more Debentures in global form (each, a “Global Debenture”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Debenture that does not involve the issuance of a certificated Debenture shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. The Depositary shall be a clearing agency registered under the Exchange Act.

(b) Each Global Debenture authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a custodian, and each such Global Debenture shall constitute a single Debenture for purposes of this Indenture.

(c) The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Debenture. Initially, each Global Debenture shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co. Notwithstanding any other provisions of this Indenture or the Debentures, no Global Debentures may be exchanged in whole or in part for Debentures registered, and no transfer of a Global Debenture in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Company within 90 calendar days, or (B) the Company, at any time and in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Debentures represented by Global Debentures. Any Global Debentures exchanged pursuant to this Section 2.06(c) shall be so exchanged in whole and not in part. Neither the Trustee or any Agent shall bear any liability or responsibility for the action or inaction of any Depositary.

(d) In addition, certificated Debentures shall be issued in exchange for beneficial interests in a Global Debenture upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Debentures or this Indenture, including its rights following the occurrence of an Event of Default.

(e) Debentures issued in exchange for a Global Debenture or any portion thereof pursuant to clause (b) or (c) above shall be issued in definitive, global form, without interest coupons, shall have a principal amount equal to that of such Global Debenture or portion thereof to be so exchanged, and shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the legend of the Depository set forth in Exhibit A hereto. Any Global Debenture to be exchanged in whole shall be surrendered by the Depositary to the Trustee or the Registrar. With regard to any Global Debenture to be exchanged in part, either such Global Debenture shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Debenture, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Registrar. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Debenture issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(f) Subject to the provisions of Section 2.06(h) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Debentures.

(g) In the event of the occurrence of any of the events specified in Section 2.06(c) above or upon any request described in Section 2.06(d) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Debentures in definitive, fully registered form, without interest coupons.

(h) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Debenture registered in the name of the Depositary or any nominee thereof, or under any such Global Debenture, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Debenture.

(i) At such time as all interests in a Global Debenture have been repurchased, converted, cancelled or exchanged for Debentures in certificated form, such Global Debenture shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Debenture, subject to Section 2.10. At any time prior to such cancellation, if any interest in a Global Debenture is repurchased, converted, canceled or exchanged for Debentures in certificated form, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Debenture, be appropriately reduced, and an endorsement shall be made on such Global Debenture, by the Trustee or the custodian for the Global Debenture, at the direction of the Trustee, to reflect such reduction.

Section 2.07 Restrictions on Transfer.

(a) Non-Commitment Debentures.

(i) Every Non-Commitment Debenture (and all securities issued in exchange therefore on in substitution thereof) that bears or is required under this Indenture to bear the legend set forth in Exhibit A (together with any Common Stock issued upon conversion of the Non-Commitment Debenture that is required to bear the legend set forth in Exhibit A, collectively the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.07(a) (including those set forth in the legend (the “Restricted Security Legend”) in Exhibit A) until such Restricted Security Legend is removed. As used in this Section 2.07(a) and Section 2.07(b) the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

(ii) Until the date that is the later of (1) the Free Trade Date or such other period of time as permitted by Rule 144 and (2) such later date, in any, as may be required by applicable laws, any certificate evidencing such Non-Commitment Debenture (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.07(b), if applicable) shall bear a legend in substantially the form of the Restricted Security Legend, unless such Non-Commitment Debenture has been sold or otherwise transferred (A) to the Company or any of its Subsidiaries, (B) pursuant to a registration statement that has been declared or has become effective under the Security Act (and which continues to be effective at the time of such transfer), (C) pursuant to the exemption from registration provided by Rule 144 (if available) or (D) pursuant to any other available exemption from the registration requirements of the Securities Act.

(iii) In connection with any transfer of the Non-Commitment Debentures prior to the Resale Restriction Termination Date, the Holder must complete and deliver the Form of Assignment and Transfer set forth on the certificate representing the Debenture, with the appropriate box checked, to the Trustee (or any successor Trustee, as applicable).

(iv) Any certificated Non-Commitment Debenture (or any security issued in exchange or substitution therefor) that has been transferred, replaced or exchanged on or after the Free Trade Date or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may be exchanged for a new certificated Non-Commitment

Debenture or Non-Commitment Debentures of like tenor and aggregate principal amount that do not bear the Restricted Security Legend required by Section 2.07(a)(i) hereof. To exercise such right of exchange, the Holder of such Non-Commitment Debenture must surrender such Non-Commitment Debenture in accordance with the provisions of Section 2.06(e) hereof and deliver any additional documentation reasonably required by the Company, the Trustee or the Registrar in connection with such exchange.

(v) If, on the Free Trade Date, or the next succeeding Business Day if the Free Trade Date is not a Business Day, any Non-Commitment Debentures are represented by a Global Debenture that is subject to the restrictions set out in Section 2.07(a)(i) (any such Global Debenture, a “Restricted Global Debenture”), as promptly as practicable, the Company will automatically exchange every beneficial interest in each Restricted Global Debenture for beneficial interests in Global Debentures that are not subject to the restrictions set forth in the Restricted Security Legend and in Section 2.07(a)(i) hereof (an “Unrestricted Global Debenture”).

(vi) To effect such automatic exchange (the “Automatic Exchange”), the Company will (1) deliver to the Depositary an instruction letter for the Depositary’s mandatory exchange process at least 15 days immediately prior to the Free Trade Date and (2) deliver to each of the Trustee and the Registrar (A) a duly completed free transferability certificate in the form set forth on Exhibit B (the “Free Transferability Certificate”) at least 5 days prior to the Free Trade Date, (B) an Authentication Order at least 5 days prior to the Free Trade Date, (C) an Officers’ Certificate at least 5 days prior to the Free Trade Date and (D) an Opinion of Counsel with respect to the Automatic Exchange. The first date on which the Trustee authenticates the Freely Tradable Debentures and the Depository initiates the mandatory exchange shall be known as the “Resale Restriction Termination Date.”

(vii) Notwithstanding anything to the contrary in this Section 2.07, the Company will not be required to deliver the Free Transferability Certificate if it reasonably believes that removal of the Restricted Securities Legend or the changes to the CUSIPs for the Debentures could result in or facilitate transfers of the Debentures in violation of applicable law.

(b) Common Stock.

(i) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issue upon conversion of such Non-Commitment Debenture shall bear Restricted Security Legend, with appropriate modifications, unless the Non-Commitment Debenture or such Common Stock has been sold or otherwise transferred (A) to the Company or any of its Subsidiaries, (B) pursuant to a registration statement that has been declared or has become effective under the Security Act (and which continues to be effective at the time of such transfer), (C) pursuant to the exemption from registration provided by Rule 144 (if available) or (D) pursuant to any other available exemption from the registration requirements of the Securities Act.

(ii) Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.07(b).

(c) Every Commitment Debenture (and all securities issued in exchange therefore on in substitution thereof) and any shares of Common Stock issuable upon such Debenture (with appropriate modifications), shall bear the legend set forth in Exhibit A, and be subject to the restrictions on transfer as set forth therein, during (i) the period of one year from the date of issuance of such Debentures and (ii) regardless of the date of issuance, so long as any purchaser, transferee or assignee of such Debentures or shares of Common Stock (a “Transferee”) would receive “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act;

provided that such legend shall be removed after any such Transferee that is not an Affiliate of the Company has held the Debentures or shares of Common Stock issuable upon conversion thereof for one year. Any Commitment Debentures or shares of Common Stock required to bear the legend as set forth in this clause (c) (the “Restricted Commitment Debenture Legend”) shall be in registered definitive form and any transferee thereof shall agree to be bound by such restrictions on transfer.

(d) The Company shall not, and shall use its reasonable efforts to cause its Affiliates (or any Person who was an Affiliate of the Company at any time during the three months preceding) not to, resell any Non-Commitment Debentures or Common Stock issued upon the conversion or exchange of such Debenture that is repurchased or owned by the Company or such Affiliate (or such Person, as the case may be), as the case may be, unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Debenture or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144). The Company shall cause any Debenture that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.10.

Section 2.08 Mutilated, Destroyed, Lost and Stolen Debentures.

If a mutilated Debenture is surrendered to the Registrar or if the Holder of a Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Debenture if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Debenture being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Debenture is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Debenture. In case any Debenture which has matured or is about to mature, has been called for redemption, has been surrendered for repurchase or is about to be converted in accordance with Article 8, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent evidence to their satisfaction of the destruction, loss or theft of such Debentures and of the ownership thereof.

Every replacement Debenture issued pursuant to this Section 2.08 is an additional obligation of the Company.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Debentures.

Section 2.09 Temporary Debentures. Pending the preparation of Debentures in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the Company Order, authenticate and deliver temporary Debentures (printed, lithographed, typewritten, photocopied or otherwise produced). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the Debentures in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Debentures in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Debentures in certificated form and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 2.14 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Debentures an equal aggregate principal amount of Debentures in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Debentures in certificated form authenticated and delivered hereunder.

Section 2.10 Cancellation. The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement, cancellation or conversion and dispose of such canceled Debentures in accordance with its customary procedure. The Company may not issue new Debentures to replace Debentures that it has paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Debentures in place of canceled Debentures other than pursuant to the terms of this Indenture.

Section 2.11 CUSIP and ISIN Numbers. The Company in issuing the Debentures may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in all notices issued to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice and that reliance may be placed only on the other elements of identification printed on the Debentures. The Company shall promptly notify the Trustee in writing of any changes to the CUSIP and ISIN numbers.

Section 2.12 Additional Debentures. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional Debentures (“Additional Debentures”), which shall be treated as a single class with the Debentures issued on the Closing Date for all purposes under this Indenture and which shall have terms and conditions set for in Exhibit A identical to those of the other outstanding Debentures, except that Additional Debentures:

(i)	may have a different issue price than other outstanding Debentures;

(ii)	may have a different Issue Date from other outstanding Debentures; and

(iii)	may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other outstanding Debentures;

provided, that no Additional Debentures may be issued if such Additional Debentures would constitute, as determined pursuant to an Opinion of Counsel, a different class of securities than the Debentures issued on the Issue Date for U.S. federal income tax purposes; and provided further, and that the Additional Debentures have the same CUSIP number as other outstanding Debentures. No Additional Debentures may be issued if any Event of Default has occurred and is continuing.

Section 2.13 Defaulted Amounts. Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate of 1% per annum above the then applicable interest rate from the required payment date (to the extent lawful). The Company may pay Defaulted Amounts together with such interest thereon to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly deliver or cause to be delivered to each Holder a notice that states the special record date, the payment date and the amount of Defaulted Amounts to be paid.

Section 2.14 Registrar, Paying Agent, Conversion Agent and Trustee.

(a) The Company shall maintain in the United States, an office or agency where Debentures may be presented or surrendered for payment (“Paying Agent”), and shall maintain in the Borough of Manhattan, The City of New York, a Service Agent. The Company shall also maintain in the United States a Registrar in accordance with Section 3.02. The Registrar shall keep a register with respect to the Debentures (the “Register”) and to their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Service Agent. If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar and Paying Agent in the United States or a Service Agent in the Borough of Manhattan, The City of New York. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Service Agent” includes any additional service agent.

The Company hereby appoints the Trustee the initial Registrar and Paying Agent for the Debentures. The Company or any of its domestically organized Subsidiaries may act as Paying Agent, Registrar or Service Agent.

The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent acting hereunder.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Service Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent.

The Company may remove any Registrar, Paying Agent or Service for the Debentures upon written notice to such Registrar, Paying Agent or Service Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar, Paying Agent or Service Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar, Paying Agent or Service Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent, Registrar or Service Agent only if the Trustee also resigns as Trustee in accordance with Section 7.07.

(b) In addition, the Company shall maintain an office or agency where Debentures may be presented for conversion (the “Conversion Agent”). The Company hereby initially designates the Trustee as the Conversion Agent. The Company further designates the Corporate Trust Office of the Trustee as its office where Debentures may be surrendered for conversion.

The Company may at any time and from time to time vary or terminate the appointment of any such office or appoint any additional offices for any or all purposes; provided, however, that until all of the Debentures have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and premium, if any, and interest on the Debentures have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 11.03 hereof, the Company shall maintain an office or agency where Debentures may be surrendered for conversion. The Company shall give prompt written notice to the Trustee, and notice to the Holders, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

The Company may also from time to time designate on or more Conversion Agents and from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of such Conversion Agent.

The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Conversion Agent or other Agent acting hereunder.

Section 2.15 Paying Agent to Hold Money in Trust.

Prior to each due date of the principal and interest on the Debentures, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Debentures, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders all money held by it as Paying Agent.

Section 2.16 Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee at least five Business Day before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders.

Section 2.17 Outstanding Debentures.

The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Debenture effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.17 as not outstanding. Subject to Section 2.18, a Debenture does not cease to be outstanding because the Company or an Affiliate holds the Debenture.

If a Debenture is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Debenture is held by a protected purchaser.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds on the Maturity Date money sufficient to pay the Debentures (or portions thereof) payable on that date, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date the Debentures (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.18 Treasury Holder Lists.

In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company or an Affiliate shall be disregarded (from both the numerator and the denominator) and deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such amendment, modification, direction, waiver or consent only Debentures that a Trust Officer actually knows are so owned shall be so disregarded.

Section 2.19 Purchase of Debentures in the Open Market or Otherwise. The Company may, to the extent permitted by law, purchase Debentures in the open market, by tender at any price or pursuant to private agreements.

Section 2.20 Cancellation of Debentures Repurchased. The Company must surrender any Debenture repurchased pursuant to Article 9 and Section 2.19 hereof to the Trustee for cancellation. Any Debentures surrendered to the Trustee for cancellation may not be reissued, resold or converted by the Company and will be canceled promptly in accordance with Section 2.10.

Article 3

Covenants

Section 3.01 Payment of Debentures. The Company shall promptly pay the principal of and interest on the Debentures on the dates and in the manner provided in the Debentures and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Debentures, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 3.02 Maintenance of Office or Agency. The Company shall maintain an office or agency, where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase (the “Registrar”). As of the date of this Indenture, such office is located at the office of the Trustee located at Wells Fargo Bank, National Association, Corporate Trust Services, MAC N9311-110, 625 Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations – SunPower Corporation and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Company. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 3.03 Notice of Occurrence of Default; Compliance Certificate.

(a) If a Default or Event of Default occurs with respect to the Debentures and if it is known to the Company, the Company shall deliver to the Trustee promptly upon becoming aware of such Default or Event of Default written notice of such Default or Event of Default. Upon such written notice, the Trustee shall deliver within 90 days after such Default or Event of Default is known to a Trust Officer written notice to the Holders of all uncured Defaults known to a Trust Officer. Except in the case of a Default or Event of Default in payment of principal or interest on the Debentures or a Default or Event of Default in the delivery of shares of Common Stock due upon conversion of the Debentures, the Trustee may withhold notice if and so long as it, in good faith, determines that withholding such notice is in the interests of the Holders.

(b) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that a review of the Company’s activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether to the best of such Officer’s knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant contained in this Indenture and that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do know of any Default, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 3.04 Payment of Taxes and Other Claims. The Company shall pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (iii) all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, conversion, redemption or repurchase of any Debentures or with respect to this Indenture; provided, that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 3.05 Further Instruments and Acts. The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.06 SEC Reports. The Company shall, so long as any of the Debentures are outstanding, file any document or report, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, with the Trustee within 15 days after such documents or reports are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by the Company with the SEC via the SEC’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR. The exclusive remedies for any failure by the Company to file such documents or reports with the Trustee pursuant to this Section 3.06 are set forth in Section 5.07 hereof. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates) and the Trustee shall have no responsibility or liability for the filing, timeliness or accuracy of such reports, information or documents.

Section 3.07 Rule 144A Information Requirement. At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Debentures or any shares of Common Stock issuable upon conversion of thereof, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Debentures or shares of Common Stock issuable upon conversion of such Debentures the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Debentures or shares of Common Stock pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial owner of such Debentures or shares of Common Stock may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Debentures or shares of Common Stock in accordance with Rule 144A.

Section 3.08 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Debentures; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.09 Corporate Existence. Subject to Article 4, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Significant Subsidiary in accordance with the respective organizational documents of each Significant Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Significant Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Section 3.10 Money For Debentures Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to the Debentures, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company shall promptly notify the Trustee of any failure by the Company (or any other obligor of the Debentures) to make any payment of principal of or premium, if any, or interest, if any, on the Debentures.

Whenever the Company shall have one or more Paying Agents for the Debentures, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on the Debentures, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure by it so to act.

The Company shall cause each Paying Agent for the Debentures, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 3.10, that such Paying Agent shall:

(a) hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on the Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any failure by the Company (or any other obligor upon the Debentures) to make any payment of principal of or premium, if any, or interest, if any, on the Debentures; and

(c) at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.

The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article 11; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Debenture and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall be paid to the Company on request of the Company, or, if then held by the Company, shall be discharged from such trust; and, upon such payment or discharge, the Holder of such Debenture shall, as an unsecured general creditor and not as the Holder of an outstanding Debenture, look only to the Company for payment of the amount so due and payable and remaining unpaid, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, may at the expense of the Company cause to be delivered, on one occasion only, notice to such Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company.

Article 4

Successors

Section 4.01 When Company May Merge, Etc. The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, convey, transfer or lease its property and assets substantially as an entirety to another Person unless:

(a) either (i) the Company is the continuing corporation, or (ii) the directly resulting, surviving or transferee Person (if other than the Company) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture and a supplemental agreement, all of the Company’s obligations under the Debentures and this Indenture;

(b) immediately after giving effect to the transaction described above, no Default or Event of Default has occurred and is continuing;

(c) if as a result of such transaction, common stock or other securities issued by a third party would be Reference Property, such third party fully and unconditionally assumes or guarantees all obligations of the Company or such surviving Person under the Debentures and this Indenture; and

(d) the Company has, at or prior to the effective date of such consolidation, merger or transfer, delivered to the Trustee the Officers’ Certificate and Opinion of Counsel pursuant to Section 4.03, if applicable.

Section 4.02 Successor Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the continuing corporation and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of the due and punctual payment of the principal of, and premium, if any, and interest on all of the Debentures, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part, and SunPower Corporation shall be discharged from its obligations under the Debentures and this Indenture. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of SunPower Corporation any or all of the Debentures, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, upon compliance with this Article 4 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 4 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.

Section 4.03 Opinion of Counsel to be Given Trustee. Prior to execution of any supplemental indenture pursuant to this Article 4, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 4.

Article 5

Default and Remedies

Section 5.01 Events of Default.

An “Event of Default” shall occur when any of the following occurs (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article 4 hereof or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the Company shall fail to pay any interest (including Additional Interest) on the Debentures when due and such failure continues for a period of 30 calendar days; or

(b) the Company shall fail to pay the principal of the Debentures when due at maturity, the Company shall fail to pay the Redemption Price, or the Company shall fail to pay the Fundamental Change Repurchase Price in respect of any Debentures when due; or

(c) the Company shall fail to deliver shares of Common Stock (including any Additional Shares) owing upon the conversion of any Debentures and such failure continues for five calendar days following the scheduled settlement date for such conversion; or

(d) the Company shall fail to provide the notice required in Section 9.01(b) of an anticipated effective date or actual effective date of a Fundamental Change for a period of five Business Days after such notice was required to be delivered; or

(e) the Company fails to perform or observe any other term, covenant or agreement contained in the Debentures or this Indenture and the failure continues for a period of 60 calendar days after written notice of such failure shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then-outstanding Debentures; provided, however, this Section 5.01(e) shall not apply to any failure by the Company to satisfy its obligations set forth in Section 3.06 or Section 3.07; or

(f) the Company fails to pay when due (whether at stated maturity or otherwise), or a default that results in the acceleration of maturity of, any Debt for borrowed money in excess of $50,000,000 of the Company or any Significant Subsidiary of the Company, unless such Debt is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure or default to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then-outstanding Debentures; or

(g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) takes any comparable action under any foreign laws relating to insolvency; or

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property;

(iii) orders the winding up or liquidation of the Company or any Significant Subsidiary; or

(iv) any similar relief is granted under any foreign laws and, in each case, the order or decree remains unstayed and in effect for 60 days.

Section 5.02 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to outstanding Debentures (other than an Event of Default specified in Section 5.01(g) or 5.01(h) hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding Debentures, by written notice to the Company and the Trustee, may declare due and payable 100% of the principal amount of all outstanding Debentures plus any accrued and unpaid interest to the date of payment. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

If an Event of Default specified in Section 5.01(g) or 5.01(h) hereof occurs and continues with respect to the Company or any Significant Subsidiary, all unpaid principal of and accrued and unpaid interest on the outstanding Debentures shall automatically become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate principal amount of the outstanding Debentures, by written notice to the Company and the Trustee, may rescind and annul an acceleration and its consequences if prior to the Trustee obtaining a judgment or decree for payment of the money due:

(i) the Company has paid (or deposited with the Trustee a sum sufficient to pay) (A) all overdue interest on all Debentures; (B) the principal amount of any Debentures that has become due otherwise than by such declaration of acceleration; (C) to the extent that payment of such interest is lawful, interest upon overdue interest; and (D) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(ii) all Events of Default, other than the nonpayment of principal or accrued and unpaid interest on the Debentures which has become due solely because of the acceleration, have been cured or waived,

provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under Section 5.01(f) hereof and such Event of Default has been remedied, cured or waived in accordance with Section 5.01(f) hereof, then, without any further action by the Holders, such declaration of acceleration shall be rescinded automatically and the consequences of such declaration shall be annulled. No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereon.

Section 5.03 Waiver of Past Defaults. The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the outstanding Debentures or (b) by the adoption of a resolution, at a meeting of Holders of the outstanding Debentures at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the outstanding Debentures, may, on behalf of the Holders of all of the Debentures, waive an existing Default or Event of Default and its consequences, except a Default or Event of Default:

(a) in the payment of the principal of or interest (including Additional Interest, if any) on any Debenture when due;

(b) in respect of the right to convert any Debenture in accordance with Article 8 or to deliver shares of Common Stock due upon conversion of any Debenture;

(c) in the payment of the Fundamental Change Repurchase Price on the Fundamental Repurchase Date in connection with the repurchase right under Section 9.01 hereof; or

(d) in respect of compliance with a covenant or provision hereof which, under Section 6.02 hereof, cannot be modified or amended without the consent of the Holder of each outstanding Debenture affected thereby.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.04 Limitation on Suits.

Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Debentures unless:

(a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(b) the Holders of at least 25% in aggregate principal amount of the outstanding Debentures make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any cost, liability or expense of the Trustee;

(d) the Trustee does not comply with the request within 60 calendar days after receipt of the request and the offer of indemnity; and

(e) the Holders of a majority in principal amount of the Debentures do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 5.05 Unconditional Rights of Holders to Receive Payment and to Convert. In addition to the other rights and remedies set forth in this Article 5, notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional and shall not be impaired or affected without the consent of such Holder, to receive payment of the principal amount, Fundamental Change Repurchase Price, interest or make-whole premium, if any, in respect of the Debentures held by such Holder, on or after the respective due dates expressed in the Debentures and this Indenture, and to convert such Debenture in accordance with Article 8 hereof, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 8 hereof.

Section 5.06 Additional Interest.

(a) If, at any time, the Company fails to file any report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than reports on Form 8-K) and the Company does not cure such failure to file within 14 calendar days after the last deadline for filing such report under Rule 12b-25 under the Exchange Act, the Company shall pay Additional Interest on the Debentures from and including the last deadline for the report the Company failed to file to and including the date on which the Company files such reports.

(b) The Company shall also pay Additional Interest on the Debentures if the Debentures, if any, do not become Freely Tradeable within one calendar week after the Free Trade Date, or the next succeeding Business Day if such date is not a Business Day, from and including the Free Trade Date until the date on which the Debentures become Freely Tradeable.

(c) Additional Interest payable pursuant to Section 5.06(a) and Section 5.06(b) shall accrue at a rate of 0.50% per annum.

(d) Accrued Additional Interest shall be payable on the same dates in the same manner as interest is paid of the Debentures pursuant to Section 2.03 of this Indenture. Subject to Section 5.06(e), the accrual of Additional Interest shall fulfill all of the Company’s obligations to Holders of Debentures for the failure of the Debentures to be Freely Tradeable.

(e) If the Company is required to pay Additional Interest pursuant to Section 5.06(b), the Company may elect to designate an effective registration statement for the resale of the Debentures and the shares of Common Stock issuable upon conversion of the Debentures. Notwithstanding Section 5.06(b), for each day on which such shelf registration statement remains effective and usable by Holders for the resale of the Debentures and the shares of Common Stock issuable upon conversion of the Debentures, Additional Interest shall not accrue and the Company shall have no obligation to Holders for failing to make the Debentures Freely Tradeable during such time period. Any such registration shall be effected on terms customary for the resale of debentures and shares of common stock generally offered in reliance upon Rule 144A. After the Company has made such a registration statement available for a period of two years, the Company’s obligation to pay Additional Interest under this Section 5.06 as a result of the failure of the Debentures to become Freely Tradeable by the Free Trade Date, pursuant to Section 5.06(b), shall terminate.

Section 5.07 Failure to Comply with Reporting Covenants.

(a) The sole remedy to Holders for the Company’s failure to comply with the reporting obligations pursuant to Section 3.06 or Section 5.06 hereof (the “Reporting Obligations”), shall, for the first 365 days after the occurrence of such failure, consist of the right to receive Additional Interest on the Debentures at an annual rate equal to 0.50% of the principal amount of the Debentures. Additional Interest shall be paid semiannually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date on which the Additional Interest began to accrue on any Debentures. Additional Interest shall accrue on all outstanding Debentures from and including the date on which a failure by the Company to comply with its Reporting Obligations first occurs to, but not including, the 365th day thereafter (or such earlier date on which such failure to comply shall have been cured or waived). On such 365th day (or earlier, if the failure to comply with its Reporting Obligations is cured or waived prior to such 365th day), such Additional Interest shall cease to accrue and, if the failure relating to reporting obligations has not been cured or waived prior to such 365th day, the Debentures will be subject to a Fundamental Change under Section 9.01. Filing of a report shall constitute a cure of any failure to file or deliver such report on a timely basis. In the event the Company does not pay Additional Interest upon a failure to comply with its Reporting Obligations in accordance with this Section 5.07, the Debentures will be subject to acceleration as provided in Section 5.02.

(b) If the Company pays Additional Interest in connection with a failure to comply with its Reporting Obligations, the Company shall notify all Holders and the Trustee and Paying Agent on or before the close of business on the date two Business Days after the date upon which such failure first occurs. For the avoidance of doubt, the maximum amount of Additional Interest to be paid under this Section 5.07 for any reason is 0.50% and shall constitute the sole remedy for all the obligations to pay Additional Interest.

Section 5.08 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

(a) default is made in the payment of any interest on any Debenture when such interest becomes due and payable and such default continues for a period of 60 days, or

(b) default is made in the payment of principal of any Debenture within three Business Days of its Maturity thereof, or then, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal and interest and, to the extent legally enforceable, interest on any overdue principal or any overdue interest and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Debentures and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Debentures, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debentures by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.09 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debentures or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.10 Trustee May Enforce Claims Without Possession of Debentures. All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.

Section 5.11 Application of Money Collected. Any money collected by the Trustee pursuant to this Article 5 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee and each Agent hereunder; and

Second: To the payment of the amounts then due and unpaid for principal of and interest on the Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal and interest, respectively; and

Third: To the Company.

Section 5.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.13 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.14 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.15 Control by Holders. The Holders of a majority in principal amount of the outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debentures, provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture,

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(c) subject to the provisions of Section 5.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Trust Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

Section 5.16 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.16 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Debentures, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Debenture on or after the Maturity Date (or, in the case of redemption, on the Redemption Date).

Article 6

Amendments; Supplements and Waivers

Section 6.01 Without Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Debentures without notice to or consent of any Holder of a Debenture for any of the following purposes:

(a) to provide for conversion rights of Holders of the Debentures and the Company’s repurchase obligations in connection with a Fundamental Change in the event of any reclassification of the Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;

(b) to secure the Debentures;

(c) to provide for the assumption of the Company’s obligations to the Holders of the Debentures in the event of a merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;

(d) to surrender any right or power herein conferred upon the Company;

(e) to add to the covenants of the Company for the benefit of the Holders;

(f) to cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in this Indenture; provided that such modification or amendment does not adversely affect the interests of the Holders of the Debentures in any material respect; provided, further, that any amendment made solely to conform the provisions of this Indenture to the “Description of the Debentures” contained in the Offering Memorandum will not be deemed to adversely affect the interests of the holders of the Debentures;

(g) to make any provision with respect to matters or questions arising under this Indenture or the Debentures that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of this Indenture or the Debentures; provided, that such change or modification does not, in the good faith opinion of an Independent Committee, adversely affect the interests of the Holders in any material respect;

(h) to increase the Conversion Rate;

(i) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(j) to add guarantees of obligations under the Debentures; or

(k) to provide for a successor Trustee.

Section 6.02 With Consent of Holders.

Except as provided below in this Section 6.02, this Indenture or the Debentures may be amended or supplemented (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Debentures or (ii) by the adoption of a resolution, at a meeting of Holders of the Debentures outstanding at which a quorum is present, by the Holders of a majority in aggregate principal amount of the outstanding Debentures.

Without the written consent or the affirmative vote of each Holder of Debentures affected, an amendment or waiver under this Section 6.02 may not:

(a) extend the maturity of any Debentures;

(b) reduce the rate or extend the time for payment of interest on any Debentures;

(c) reduce the principal amount of any Debentures;

(d) reduce any amount payable upon repurchase of any Debentures in accordance with Article 9 or redemption of the Debentures in accordance with Article 10;

(e) impair the right of a Holder to institute suit for payment of any Debentures;

(f) change the currency in which any principal of, or interest on, the Debentures is payable;

(g) change the redemption provisions in a manner adverse to the Holders;

(h) change the Company’s obligation to repurchase any Debentures at the option of the Holder in a manner adverse to the Holders except as provided in Section 6.01(a);

(i) change the Company’s obligation to repurchase any Debentures upon a Fundamental Change in a manner adverse to the Holders after the occurrence of a Fundamental Change;

(j) affect the right of a Holder to convert any Debentures pursuant to Article 8 hereof;

(k) change the Company’s obligation to maintain an agency for service of process in New York City;

(l) modify Section 2.18 or Section 5.03 hereof or this Section 6.02; or

(m) reduce the percentage of the Debentures required for consent to any modification of this Indenture that does not require the consent of each affected Holder.

It shall not be necessary for any act of Holders of Debentures under this Section 6.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.

After an amendment, supplement or waiver under Section 6.01 or this Section 6.02 becomes effective, the Company shall promptly deliver to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 6.03 Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Debentures shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 6.04 Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same Debt as the consenting Holder’s Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder or subsequent Holder may revoke the consent as to his Debenture or portion of a Debenture if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

Section 6.05 Notation on or Exchange of Debentures.

The Trustee may place an appropriate notation about an amendment or waiver on any Debenture thereafter authenticated. The Company in exchange for Debentures may issue and the Trustee shall authenticate upon receipt of a Company Order new Debentures that reflect the amendment or waiver date.

Section 6.06 Trustee Protected.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 6 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the valid, legal and binding obligation of the Company and any guarantor, as applicable, in accordance with its terms. The Trustee, subject to the terms hereof, shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.

Article 7

Trustee

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein,

upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take with respect to the Debentures in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Debentures.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

Section 7.02 Rights of Trustee.

(a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Debentures shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debentures and this Indenture.

(m) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(n) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Section 7.09 and Section 7.10.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company’s use of the proceeds from the Debentures, and it shall not be responsible for any statement in the Debentures or in any document issued in connection with the sale of the Debentures or in the Debentures other than its certificate of authentication.

Section 7.05 Reports by Trustee to Holders.

As promptly as practicable after each May 15 beginning with May 15, 2014, and in any event prior to July 15 in each year, the Trustee shall transmit by mail to all Holders, as their names and addresses appear on the register kept by the Registrar a report dated as of May 15 of each year in such manner and to the extent required by TIA § 313(a). The Trustee shall also comply with TIA § 313(b) and TIA § 313(c).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Debentures are listed. The Company shall promptly notify the Trustee when Debentures are listed on any stock exchange and of any delisting thereof.

Section 7.06 Compensation and Indemnity.

The Company shall pay to the Trustee, acting in any capacity hereunder, from time to time such compensation as the Company and the Trustee shall from time to time agree in writing. Such compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee, acting in any capacity hereunder, and hold it harmless, against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by or in connection with the offer and sale of the Debentures or the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct and negligence.

To secure the Company’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee.

The Company’s payment obligations pursuant to this Section 7.06 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(g) or Section 5.01(h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07 Replacement of Trustee.

(a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Debentures may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.09;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Debentures and the Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee. The successor Trustee shall mail a notice of its succession to each Holder. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee. The retiring or any removed Trustee shall bear no liability or responsibility for the action or inaction of any successor Trustee.

Section 7.08 Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Debentures shall have been authenticated but not delivered, any such successor to such Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.09 Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.10 Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Article 8

Conversion of Debentures

Section 8.01 Conversion Privilege. Subject to and upon compliance with the provisions of this Indenture, each Holder of a Debenture shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Debenture at any time prior to the close of business on the Business Day immediately preceding the Maturity Date at an initial conversion rate of 40.0871 shares of Common Stock (subject to adjustment as provided in this Article 8, the “Conversion Rate”) per $1,000 principal amount of Debentures (subject to, and in accordance with, the settlement provisions of Section 8.02, the “Conversion Obligation”).

Section 8.02 Conversion Procedures; Settlement Upon Conversion.

(a) In order to exercise the conversion right with respect to any Debentures in certificated form, a Holder must (i) complete and manually sign an irrevocable notice of conversion in the form entitled “Form of Conversion Notice” attached to the reverse of such certificated Debenture (or a facsimile thereof) (a “Conversion Notice”); (ii) deliver such completed Conversion Notice and certificated Debenture to be converted to the Conversion Agent at the office of the Conversion Agent; (iii) if required, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent; (iv) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled; and (v) if required, pay all transfer or similar taxes or duties. Once delivered, a Conversion Notice is irrevocable.

(b) In order to exercise the conversion right with respect to a beneficial interest in a Global Debenture, the Holder must (i) comply with the Applicable Procedures for converting a beneficial interest in a Global Debenture; (ii) pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled, if required; and (iii) pay the funds, if any, required by this Section 8.02 and any transfer or similar taxes or duties, if required. Delivery of instructions with respect to Global Debentures are irrevocable.

(c) A Debenture shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that a Holder has complied with the requirements set forth above in clause (a) or (b), as the case may be, in this Section 8.02.

(d) Upon conversion of any Debenture, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of Debentures being converted, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date, together with a cash payment, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (l) of this Section 8.02, on the third Business Day immediately following the relevant Conversion Date.

(e) The Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(f) If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Debentures shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted thereby) so surrendered.

(g) In case any Debentures of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.03 hereof, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Debentures so surrendered, without charge to the Holder, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debentures.

(h) Any Debenture or portion thereof surrendered for conversion during the period from the close of business on the Regular Record Date for an Interest Payment to the close of business on the corresponding Interest Payment Date, shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount be converted; provided that no such payment shall be required (i) in connection with conversions of Debentures following the Regular Record Date immediately preceding the Maturity Date, (ii) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (iii) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date or (iv) to the extent of any overdue interest, if any, that exists at the time of conversion with respect to such Debentures. Except as provided above in this Section 8.02 and below in Section 8.04, no separate cash payment or other adjustment shall be made for interest accrued and unpaid on any Debenture converted or for dividends on any shares of Common Stock.

(i) Upon the conversion of an interest in a Global Debenture, the Trustee (or other Conversion Agent appointed by the Company), or the custodian for the Global Debenture at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Debentures effected through any Conversion Agent other than the Trustee.

(j) Subject to Section 2.03 hereof, the Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Debenture and accrued and unpaid interest (including Additional Interest), if any, to, but not including, the Conversion Date. Subject to Section 2.03 hereof, upon the conversion of any Debentures, the accrued but unpaid interest (including Additional Interest), if any, attributable to the period from the Issue Date of the Debentures to, but not including, the Conversion Date, with respect to the converted Debentures, shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof by the Company’s settlement of the full Conversion Obligation.

(k) Each conversion shall be deemed to have been effected as to any Debenture (or portion thereof) surrendered for conversion on the Conversion Date. The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date. Upon a conversion of Debentures, such Person shall no longer be a Holder of such Debentures surrendered for conversion.

(l) The Company shall not issue any fractional shares of Common Stock upon conversion of the Debentures and shall instead pay cash in lieu of delivering any fractional shares of Common Stock issuable upon conversion based on the Closing Sale Price of the Common Stock on the relevant Conversion Date.

Section 8.03 Adjustment to Conversion Rate Upon a Non-Stock Change of Control.

(a) Prior to the Maturity Date, if and only to the extent a Holder elects to convert Debentures in connection with a Non-Stock Change of Control at any time beginning on the Business Day following the date on which such Non-Stock Change of Control becomes effective (the “Effective Date”) but before the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date, the Company shall increase the Conversion Rate applicable to such converted Debentures by a number of additional shares of Common Stock (the “Additional Shares”) as set forth below. A conversion of Debentures shall be deemed to be “in connection with” a Non-Stock Change of Control if the Conversion Notice is received by the Conversion Agent during the period specified in the previous sentence. The number of Additional Shares shall be determined by reference to the table below, based on the Effective Date and the price (the “Stock Price”) paid per share for the Common Stock in the Non-Stock Change of Control. If holders of Common Stock receive only cash in the Non-Stock Change of Control, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock on the five Trading Days prior to, but not including, the Effective Date of such Non-Stock Change of Control.

(b) The numbers of Additional Shares of Common Stock set forth in the table below shall be adjusted in the same manner as and as of any date on which the Conversion Rate is adjusted as set forth in Section 8.04. The Stock Prices set forth in the first row of the table below (i.e., the column headings) shall simultaneously be adjusted to equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.

(c) The following table sets forth an indicative number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$19.189	$21.00	$23.00	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$80.00
May 29, 2013	12.0260	10.3043	8.5170	7.0995	4.6316	3.1055	2.1150	1.4495	0.9909	0.6697	0.4428	0.2823	0.1698	0.0428
June 1, 2014	12.0260	10.8222	8.8728	7.3359	4.6888	3.0796	2.0537	1.3768	0.9190	0.6047	0.3872	0.2368	0.1344	0.0260
June 1, 2015	12.0260	11.0513	8.9403	7.2911	4.4982	2.8474	1.8262	1.1734	0.7466	0.4638	0.2758	0.1521	0.0735	0.0046
June 1, 2016	12.0260	10.8117	8.5345	6.7838	3.9086	2.2975	1.3584	0.7955	0.4522	0.2422	0.1160	0.0444	0.0093	0.0000
June 1, 2017	12.0260	9.8917	7.3853	5.5230	2.6775	1.2868	0.5977	0.2556	0.0906	0.0194	0.0000	0.0000	0.0000	0.0000
June 1, 2018	12.0260	7.5319	3.3911	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Notwithstanding anything in this Indenture to the contrary, in no event shall the Conversion Rate be increased to more than 52.1131 shares of Common Stock per $1,000 principal amount of Debentures pursuant to the events described in this Section 8.03, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 8.04.

If the exact Stock Price and Effective Date are not set forth on the table above and the Stock Price is:

(i) between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the number of Additional Shares shall be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 360-day year;

(ii) in excess of $80.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (b) above), no Additional Shares shall be added to the Conversation Rate; or

(iii) less than $19.19 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (b) above), no Additional Shares shall be added to the Conversation Rate.

(d) The Company shall provide written notice to all Holders and to the Trustee as soon as practicable and if possible at least 20 calendar days prior to the anticipated Effective Date of a Non-Stock Change of Control. The Company must also provide written notice to all Holders and to the Trustee upon the effectiveness of such Non-Stock Change of Control.

(e) Nothing in this Section 8.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 8.04 in respect of a Non-Stock Change of Control.

Section 8.04 Conversion Rate Adjustments. The Conversion Rate shall be adjusted from time to time as follows:

(a) In case (i) the Company shall, at any time or from time to time while any of the Debentures are outstanding, issue solely shares of Common Stock as a dividend or distribution on all or substantially all of its shares of the Common Stock or (ii) the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of Common Stock, as the case may be;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination of Common Stock, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of Common Stock, as the case may be; and

OS1	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such subdivision or combination of Common Stock, as the case may be.

Any adjustment made under this Section 8.04(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination. In the event that any dividend, distribution, subdivision or combination of the type described in this Section 8.04(a) is declared or announced but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date an Independent Committee determines not to pay such dividend or distribution or make such subdivision or combination, to the Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared or announced. For the purpose of this Section 8.04(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(b) In case the Company shall issue to all or substantially all holders of Common Stock any rights, options or warrants entitling them for a period of not more than 45 calendar days from the record date for such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution (excluding (i) dividends or distributions (including subdivision of the Common Stock) as to which an adjustment was effected pursuant to Section 8.04(a) above or Section 8.04(c) below; (ii) Spin-Offs referred to below in Section 8.04(c); and (iii) distributions of rights to all or substantially all holders of Common Stock pursuant to the adoption of a shareholders rights plan), the Conversion Rate shall be increased based on the following formula (provided that the Conversion Rate shall be readjusted to the extent that such rights, options or warrants are not exercised prior to their expiration or are not distributed):

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

For purposes of this Section 8.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Closing Sale Prices of the Common Stock, for each Trading Day in the applicable 10 consecutive Trading-Day period, there shall be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash to be determined by an Independent Committee.

Any increase made under this Section 8.04(b) shall be effective immediately after the close of business on the Record Date for such distribution. To the extent such rights, options or warrants are not exercised prior to their expiration or termination, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the decrease with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Record Date for such dividend had not occurred.

(c) In the case the Company shall distribute to all or substantially all holders of any class of Common Stock shares of any class of Capital Stock of the Company, evidences of its Debt or other assets or property of the Company (excluding (i) dividends or distributions (including subdivision of Common Stock) and rights, options or warrants as to which an adjustment was effected pursuant to Section 8.04(a) or Section 8.04(b) above; (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 8.04(e) below; (iii) Spin-Offs referred to further below in this Section 8.04(c); and (iv) distributions of rights to all or substantially all holders of Common Stock pursuant to the adoption of a shareholder rights plan), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by an Independent Committee) of the shares of Capital Stock, evidences of Debt, assets or property distributed with respect to each outstanding share of Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

If the “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, adequate provisions shall be made so that each Holder of a Debenture shall have the right to receive on conversion in respect of each Debenture held by such Holder, in addition to the shares of Common Stock to which such Holder is entitled to receive, the amount and kind of securities and assets such Holder would have received had such Holder already owned a number of shares of Common Stock equal to the Conversion Rate immediately prior to the close of business on the Record Date for the distribution of the securities or assets. Any increase made under the first paragraph of this Section 8.04(c) will become effective immediately after the close of business on the Record Date of such distribution. If such distribution is not so paid or made, or if any rights, options or warrants are not exercised before their expiration date, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been made.

With respect to an adjustment pursuant to this Section 8.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary, listed on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for the Spin-off;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for the Spin-Off;

FMV	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of Closing Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading-Day period immediately following, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Spin-Off Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Spin-Off Valuation Period.

The increase to the Conversion Rate under the preceding paragraph of this Section 8.04(c) shall be made immediately after the open of business on the day after the last day of the Spin-Off Valuation Period, but shall be given effect as of the close of business on the Record Date for the Spin-Off. For purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Ex-Dividend Date for any Spin-Off, references within the portion of this Section 8.04(c) related to “Spin-Offs” to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Conversion Date.

For purposes of this Section 8.04(c) (and subject in all respect to Section 8.08), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 8.04(c) (and no adjustment to the Conversion Rate under this Section 8.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 8.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of Debt or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 8.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 8.04(a), Section 8.04(b) and this Section 8.04(c), if any dividend or distribution to which this Section 8.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 8.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 8.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 8.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 8.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 8.04(a) and Section 8.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of Common Stock, as the case may be” within the meaning of Section 8.04(a) or “outstanding immediately prior to the close of business on such Record Date for such distribution” within the meaning of Section 8.04(b).

(d) In case the Company shall make or pay any cash dividend or distribution to all, or substantially all, holders of Common Stock (other than distributions described to in Section 8.04(e) below), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C	=	the amount in cash per share the Company pays or distributes to holders of Common Stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing clause, each Holder shall receive, for each $1,000 principal amount of Debentures, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the close of business on the Record Date for such cash dividend or distribution.

The adjustment to the Conversion Rate under this Section 8.04(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If any dividend or distribution described in this Section 8.04(d) is declared but not so paid or made, or is reduced, the new Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared, or had been declared as so reduced.

(e) In case a payment in respect of a tender or exchange offer is made by the Company or any Subsidiary of the Company for the Common Stock and the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by an Independent Committee) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP1	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Conversion Rate under the preceding paragraph of this Section 8.04(e) shall be given effect at the open of business on the Trading Day next succeeding the Expiration Date. For purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 8.04(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Conversion Date.

(f) The Company, in its sole discretion, may (but is not required to) increase the Conversion Rate as an Independent Committee considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company, from time to time, may increase the Conversion Rate by any amount for any period of time at least 20 Business Days so long as the increase is irrevocable during the period and an Independent Committee shall have made a determination that such increase would be in the best interest of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall deliver to Holders of record of the Debentures, the Trustee and the Conversion Agent a notice of the increase, which notice shall be given at least 15 days prior to the effectiveness of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

The Company shall not take any action that would result in adjustment of the Conversion Price, pursuant to the provisions of this Section 8.04(f), in such a manner as to result in the reduction of the Conversion Price to less than the par value per share of Common Stock.

(g) The Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (ii) and outstanding as of the date the Debentures were first issued; or

(iv) for accrued and unpaid interest, if any.

(h) Notwithstanding anything in this Section 8.04 to the contrary, no adjustment in the Conversion Rate shall be required unless such adjustment would result in a change of at least one percent (1%) in the Conversion Rate; provided, however, that any adjustments that by reason of this Section 8.04(h) are not required to be made shall be carried forward and the Company shall make such carry forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (x) upon any conversion of Debentures, (ii) upon any required purchases of the Debentures in connection with a Fundamental Change, (iii) upon any redemption of the Debentures at the option of the Company in the event of a Non-Stock Change of Control and (iv) on each of the 25 scheduled Trading Days immediately preceding the Maturity Date, as necessary. All calculations under this Article 8 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share of Common Stock.

(i) Except as set forth in this Section 8.04 or in Section 8.03, the Company shall not adjust the Conversion Rate.

(j) Notwithstanding anything to the contrary herein, no adjustment to the Conversion Rate need be made for a given transaction (other than a share split or share combination) if holders of the debentures participate, on the same terms and otherwise on the same basis and solely as a result of holding the Debentures, as holders of Common Stock without having to convert their Debentures as if they held a number of shares of Common Stock equal to the then-current Conversion Rate, multiplied by the principal amount (expressed in thousands) of Debentures held by such Holder.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall issue a press release through Business Wire or another widely accepted business wire service containing the relevant information and make this information available on the Company’s website or through another public medium as the Company may use at that time. In addition, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate, detailing the calculation of the Conversion Rate and describing the facts upon which the adjustment is based. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has actual knowledge is still in effect.

(l) For purposes of this Section 8.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(m) Except as provided in this Article 8, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.

(n) Whenever any provision of this Indenture requires the Company to calculate the Closing Sale Prices or the Stock Price for purposes of a Non-Stock Change of Control over a span of multiple days, an Independent Committee shall make appropriate adjustments to each account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date of the event occurs, at any time during the period when the Closing Sale Prices or Stock Prices are to be calculated.

Section 8.05 Effect of Recapitalizations, Reclassifications and Changes of the Common Stock. If any of the following events occur, namely:

(a) any reclassification of the Common Stock;

(b) any consolidation, merger or binding share exchange involving the Company, or

(c) any sale, assignment, conveyance, transfer, lease or other disposition to another person of the Company’s property and assets as an entirety or substantially as an entirety,

in each case, in which the holders of outstanding Common Stock are entitled to receive cash, securities or other property for their shares of Common Stock (any such event or transaction, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, the right to convert each $1,000 principal amount of Debentures shall be changed into a right to convert such principal amount of Debentures into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Reorganization Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive), as determined by an Independent Committee or the governing body of the entity assuming the obligations hereunder, upon completion of such Reorganization Event; provided, however, in the event the Reorganization Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the amount and kind of Reference Property into which the Debentures will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. In such event, the Company shall cause notice of the weighted average to be delivered to each Holder, at the address of such Holder as it appears on the Register of the Debentures maintained by the Registrar, as soon as practicable after such determination has been made.

In addition, in the case of such Reorganization Event, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture providing, without the consent of any holders of Debentures, for such change in the right to convert each $1,000 principal amount of Debentures. If, in the case of any such Reorganization Event, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Reorganization Event, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article 8.

If the Debentures become convertible into cash based on the value of the Reference Property, the Company shall notify the Trustee and issue a press release containing the relevant information (and make such press release available on the Company’s website).

Throughout this Article 8, if the Common Stock has been replaced by Reference Property as a result of any transaction described in this Section 8.05, references to Common Stock shall be deemed to refer to such Reference Property.

The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder, at the address of such Holder as it appears on the Register of the Debentures maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 8.05 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, leases, transfers, conveyances or other dispositions.

The Company may not become party to any such transaction described in clauses (a), (b) or (c) of this Section 8.05, unless the terms of such transactions are consistent with this Section 8.05.

Section 8.06 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or the Conversion Price or whether any facts exist which may require any adjustment of the Conversion Rate or the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any Capital Stock, other securities or other assets or property, which may at any time be issued or delivered upon the conversion of any Debentures; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debentures for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 8. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 8.05 hereof relating either to the kind or amount of shares of Capital Stock or other securities or other assets or property (including cash) receivable by holders of Debentures upon the conversion of their Debentures after any event referred to in such Section 8.05 hereof or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 8.07 Notice to Holders Prior to Certain Actions. In the case that:

(a) the Company shall declare a dividend or any other distribution on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 8.04 hereof; or

(b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock rights or warrants (other than pursuant to a rights plan) to subscribe for or purchase any share of Common Stock; or

(c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be delivered to each Holder at its address appearing on the Register provided for in Section 2.14, as promptly as possible but in any event at least 20 calendar days prior to the applicable date hereinafter specified to the extent the Company has the knowledge to do so, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 8.08 Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Debentures, each share of Common Stock issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Debentures, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Debentures, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock shares of its Capital Stock, evidences of Debt or other assets or property as described in Section 8.04(c) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 8.09 Listing Standards Limitation. Notwithstanding any provision of this Article 8 to the contrary, the Conversion Rate shall not be increased, and the Company will not enter into any transaction, or take any other voluntary action, that would require an increase of the Conversion Rate, if such increase in the Conversion Rate would result in a Conversion Price below the market value of the Common Stock as determined in accordance with the listing standards of The NASDAQ Global Select Market without complying, if applicable, with the stockholder approval rules contained in such listing standards.

Article 9

Repurchase of Debentures at Option of Holders

Section 9.01 Repurchase at Option of Holders Upon a Fundamental Change

(a) If there shall occur a Fundamental Change at any time prior to the Maturity Date of the Debentures, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Debentures, or any portion thereof that is a multiple of $1,000 principal amount, on a date (the “Fundamental Change Repurchase Date”) specified by the Company, that is not less than 20 calendar days nor more than 35 calendar days after the date of the Company Repurchase Notice related to such Fundamental Change at a cash repurchase price equal to 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), subject to the satisfaction by the Holder of the requirements set forth in Section 9.01(c); provided, however, that if such Fundamental Change Repurchase Date falls after the Regular Record Date but on or prior to the corresponding Interest Payment Date, then the interest payable with respect to such Debentures shall be paid on such Fundamental Change Repurchase Date to the holders of record of the Debentures on the applicable Regular Record Date instead of the holders surrendering the Debentures for repurchase on such date.

(b) On or before the fifth calendar day after the occurrence of a Fundamental Change, the Company shall deliver or cause to be delivered to all holders of record of the Debentures on the date of such Fundamental Change at their addresses shown in the Register a Company Repurchase Notice as set forth in Section 9.02 with respect to such Fundamental Change. The Company shall also deliver a copy of the Company Repurchase Notice to the Trustee and the Paying Agent at such time as it is delivered to holders of Debentures. Concurrently with the delivery of such Company Repurchase Notice, the Company shall issue a press release announcing such Fundamental Change referred to in the Company Repurchase Notice, the form and content of which press release shall be determined by the Company in its sole discretion.

No failure of the Company to give the foregoing notices and press release and no defect therein shall limit the repurchase rights of holders of Debentures or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 9.01.

(c) For Debentures to be repurchased at the option of the Holder, the Holder must deliver to the Paying Agent, prior to the close of business on the Fundamental Change Repurchase Date, (i) a written notice of repurchase (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Debentures duly completed (if the Debentures are certificated) or, a notice of repurchase in accordance with the Applicable Procedures (if the Debentures are represented by a Global Debenture), stating the following (as applicable): (A) the certificate number of the Debentures which the Holder will deliver to be repurchased (if the Debentures are certificated), (B) the portion of the principal amount of the Debentures which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 and (C) that such Debentures shall be repurchased by the Company pursuant to the terms and conditions specified in the Debentures and in this Indenture, together with (ii) such Debentures duly endorsed for transfer (if the Debentures are certificated) or book-entry transfer instructions for such Debentures (if such Debentures are represented by a Global Debenture). The delivery of such Debentures to the Paying Agent with, or at any time after delivery of, the Fundamental Change Repurchase Notice (together with all necessary endorsements, if any) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 9.01 only if the Debentures so delivered to the Paying Agent shall conform in all respects to the description thereof in the Fundamental Change Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debentures for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

(d) The Company shall repurchase from the Holder thereof, pursuant to this Section 9.01, a portion of a Debenture if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Debenture also apply to the repurchase of such portion of such Debenture.

(e) The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 9.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Debentures.

Section 9.02 Company Repurchase Notice. In connection with any repurchase of Debentures upon a Fundamental Change, the Company shall, on or before the fifth calendar day after the occurrence of such Fundamental Change, give notice to holders (with a copy to the Trustee and the Paying Agent) setting forth information specified in this Section 9.02 (the “Company Repurchase Notice”).

Each Company Repurchase Notice shall:

(i) state the Fundamental Change Repurchase Price and the Fundamental Change Repurchase Date to which the Company Repurchase Notice relates;

(ii) state the event causing the Fundamental Change;

(iii) state that the Fundamental Change Repurchase Price will be paid in cash;

(iv) state that holders must exercise their right to elect repurchase prior to the close of business on the Fundamental Change Repurchase Date;

(v) include a form of Fundamental Change Repurchase Notice;

(vi) state the name and address of the Paying Agent;

(vii) state that certificated Debentures must be surrendered to the Paying Agent to collect the Fundamental Change Repurchase Price;

(viii) state that a Holder may withdraw its Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivering a valid written notice of withdrawal in accordance with Section 9.03;

(ix) state the then applicable Conversion Rate, including expected changes in the Conversion Rate resulting from such Fundamental Change pursuant to Section 8.03, if any, and expected changes in the cash, shares or other property deliverable upon conversion of the Debentures as a result of the occurrence of the Fundamental Change pursuant to Section 8.05, if any;

(x) state that Debentures as to which a Fundamental Change Repurchase Notice has been given may be converted only if the Fundamental Change Repurchase Notice is withdrawn in accordance with the terms of this Indenture;

(xi) state the amount of interest accrued and unpaid per $1,000 principal amount of Debentures to, but excluding, the Fundamental Change Repurchase Date; and

(xii) state the CUSIP and ISIN numbers of the Debentures.

A Company Repurchase Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense; provided, however, that the text of the Company Repurchase Notice shall be prepared by the Company.

The Company will, to the extent applicable, comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of a Company Repurchase Notice, file the related Schedule TO or any other schedule required in connection with any offer by the Company to repurchase the Debentures under the Exchange Act and comply with all other federal and state securities laws in connection with any offer by the Company to repurchase of the Debentures.

Section 9.03 Effect of Fundamental Change Repurchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 9.01, the Holder of the Debentures in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is validly withdrawn in accordance with the following paragraph) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Debentures. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or the Debentures by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date with respect to such Debentures (provided the Holder has satisfied the conditions in Section 9.01) and (y) the time of book-entry transfer or delivery of such Debentures to the Paying Agent by the Holder thereof in the manner required by Section 9.01. The Debentures in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 8 hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn.

A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent (in the case of certificated Debentures) or by means of a notice of withdrawal in accordance with the Applicable Procedures (in the case of Debentures represented by a Global Debenture) and, in each case, in accordance with the Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a) the certificate number, if any, of the Debentures in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information, in accordance with Applicable Procedures, if the Debentures in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture,

(b) the principal amount of the Debentures with respect to which such notice of withdrawal is being submitted, and

(c) the principal amount, if any, of such Debentures which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for repurchase by the Company.

If a Fundamental Change Repurchase Notice is properly withdrawn, the Company shall not be obligated to repurchase the Debentures listed in such Fundamental Change Repurchase Notice.

Section 9.04 Deposit of Repurchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.15, an amount of cash (in immediately available funds if deposited on the Fundamental Change Repurchase Date), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Debentures or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date.

If on the Fundamental Change Repurchase Date the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the Debentures that holders have elected to require the Company to repurchase in accordance with Section 9.01, then, on the Fundamental Change Repurchase Date, such Debentures shall cease to be outstanding, interest shall cease to accrue and all other rights of the holders of such Debentures shall terminate, other than the right to receive the Fundamental Change Repurchase Price upon delivery or book-entry transfer of the Debentures. This will be the case whether or not book-entry transfer of the Debentures has been made or the Debentures has been delivered to the Paying Agent.

Section 9.05 Debentures Repurchased in Part. Upon presentation of any certificated Debentures repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debentures or Debentures, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the certificated Debentures presented.

Article 10

Optional Redemption

Section 10.01 Optional Redemption.

The Debentures shall not be redeemable prior to a Fundamental Change Repurchase Date. For a period of 30 calendar days following a Fundamental Change Repurchase Date, the Company may redeem (an “Optional Redemption”) for cash all outstanding Debentures not previously converted or repurchased by the Company, in whole but not in part, at the Company’s option, at the Redemption Price. Except as set forth in the immediately preceding sentence, the Debentures may not be redeemed at the Company’s option prior to the Maturity Date.

Section 10.02 Notice of Optional Redemption.

(a) In case the Company exercises its Optional Redemption right to redeem all of the Debentures pursuant to Section 10.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 15 calendar days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall, subject to any requirements of the Depositary, mail or cause to be delivered a notice of such Optional Redemption (a “Redemption Notice”) not less than 10 nor more than 30 calendar days prior to the Redemption Date to each Holder of Debentures at its last address as the same appears on the Register; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. The Redemption Date must be a Business Day no earlier than the Fundamental Change Repurchase Date or later than the 30th calendar day thereafter.

(b) The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to deliver such Redemption Notice or any defect in the Redemption Notice to the Holder of any Debenture shall not affect the validity of the proceedings for the redemption of any other Debenture.

(c) Each Redemption Notice shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that on the Redemption Date, the Redemption Price will become due and payable upon the Debentures, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv) the place or places where the Debentures are to be surrendered for payment of the Redemption Price; and

(v) the CUSIP number of the Debentures.

Section 10.03 Effect of Notice of Redemption.

Once a Redemption Notice is delivered as provided in Section 10.02, the Debentures shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. A Redemption Notice shall be irrevocable. On presentation and surrender of the Debentures at the place or places stated in the Redemption Notice, the Debentures shall be paid and redeemed by the Company at the applicable Redemption Price.

Section 10.04 Deposit of Redemption Price.

Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.15 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Debentures. Subject to receipt of funds by the Paying Agent, payment for the Debentures to be redeemed shall be made promptly after the later of: (i) the Redemption Date and (ii) the time of presentation of such Debentures to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Article 10.

Section 10.05 Restrictions on Redemption.

The Company may not redeem the Debentures on any date if the principal amount of the Debentures has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Debentures).

Section 10.06 No Sinking Fund.

No sinking fund shall be provided for the Debentures.

Article 11

Discharge of Indenture

Section 11.01 Discharge of Liability on Debentures. (a) When (i) the Company delivers to the Trustee all outstanding Debentures (other than Debentures replaced pursuant to Section 2.08) for cancellation or (ii) all outstanding Debentures have become due and payable, whether at maturity, on any Redemption Date , on any Fundamental Change Repurchase Date, upon conversion or otherwise and the Company irrevocably deposits with the Trustee money sufficient to pay at maturity or upon redemption or repurchase all outstanding Debentures, including interest thereon to maturity or such redemption or repurchase date (other than Debentures replaced pursuant to Section 2.08), and any shares of Common Stock or other property due in respect of converted Debentures, and if in each such case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 11.01(b), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Notwithstanding clause (a) above, the Company’s obligations in Section 2.05, Section 2.08, Section 2.14, Section 2.15, Section 2.16, Section 2.17, Section 7.06, and Section 7.07 hereof and in this Article 11 shall survive until the Debentures have been paid in full. Thereafter, the Company’s obligations in Section 7.06, Section 11.03 and Section 11.04 hereof shall survive.

Section 11.02 Application of Trust Money. The Trustee shall hold in trust money and any shares of Common Stock or other property due in respect of converted Debentures deposited with it pursuant to this Article 11. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Debentures or, in the case of any shares of Common Stock or other property due in respect of converted Debentures, in accordance with this Indenture in relation to the conversion of Debentures pursuant to the terms hereof.

Section 11.03 Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Debentures that remains unclaimed for two years, and, thereafter, Holders entitled to the money and/or securities must look to the Company for payment as general creditors.

Section 11.04 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or to deliver any shares of Common Stock or other property due in respect of converted Debentures in accordance with this Article 11 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to this Article 11 until such time as the Trustee or Paying Agent is permitted to apply all such money and any shares of Common Stock or other property due in respect of converted Debentures in accordance with this Article 11; provided, however, that, if the Company has made any payment of interest on or principal of any Debentures because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.

Article 12

Meetings of Holders; Action without Meeting

Section 12.01 Purposes For Which Meetings May Be Called. A meeting of Holders may be called at any time and from time to time pursuant to this Article 12 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders.

Section 12.02 Call, Notice and Place of Meeting.

(a) Meetings of Holders for any purpose specified in Section 12.01 shall be held at such time and (except as provided in subsection (b) of this Section 12.02) at such place in the Borough of Manhattan, The City of New York, or, with the approval of the Company, at any other place, in each case as set forth in the notice of such meeting. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 13.02, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) The Trustee may be asked to call a meeting of the Holders by the Company or by the Holders of 33% in aggregate principal amount of all of the Debentures for any purpose specified in Section 12.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting. If the Trustee shall have been asked by the Company to call such a meeting, the Company shall determine the time and place for such meeting and may call such meeting by giving notice thereof in the manner provided in subsection (a) of this Section 12.02, or shall direct the Trustee, in the name and at the expense of the Company, to give such notice. If the Trustee shall have been asked to call such a meeting by Holders in accordance with this subsection (b), and the Trustee shall not have given the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Holders, in the principal amount above specified, may determine the time and the place in the Borough of Manhattan, The City of New York, or in such other place as shall be determined or approved by the Company for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section 12.02. For the avoidance of doubt, Section 7.02(g) shall apply to this Section 12.02(b).

(c) Any meeting of Holders shall be valid without notice if the Holders of all outstanding Debentures are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all outstanding Debentures, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

Section 12.03 Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders, a Person shall be (a) a Holder of one or more outstanding Debentures, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Debentures by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 12.04 Quorum; Action.

The persons entitled to vote a majority in aggregate principal amount of the outstanding Debentures with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal Holders of a specified percentage, which is less than a majority, in principal amount of the Debentures, the Persons entitled to vote such specified percentage in principal amount of the outstanding Debentures constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 12.05(e), notice of the reconvening of any meeting adjourned for more than 30 days shall be given as provided in Section 13.02 not less than ten days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Debentures which shall constitute a quorum.

Except as limited by Section 12.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the outstanding Debentures; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debentures may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Debentures.

Any resolution passed or decision taken at any meeting of Holders duly held in accordance with this Section 12.04 shall be binding on all the Holders, whether or not present or represented at the meeting.

Section 12.05 Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Attendance at meetings of Holders of Debentures may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Debentures with respect to which it was given unless and until specifically revoked by the Holder or future Holder of such Debentures before being voted.

(b) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debentures in regard to proof of the holding of such Debentures and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(c) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 12.02(b), in which case the Company or the Holders of Debentures calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the outstanding Debentures represented at the meeting.

(d) At any meeting each Holder or proxy shall be entitled to one vote for each U.S. $1,000 principal amount of outstanding Debentures held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have not right to vote, except as a Holder of a Debenture or proxy.

(e) Any meeting duly called pursuant to Section 12.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the outstanding Debentures represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 12.06 Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Debentures with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given as provided in Section 13.02. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Article 13

Miscellaneous

Section 13.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 13.02 Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail or overnight delivery:

if to the Company:

SunPower Corporation

77 Rio Robles

San Jose, California 95134

Attention: Chief Financial Officer

with a copy to:

Jones Day

1755 Embarcadero Road

Palo Alto, California 94303

Attention: Stephen E. Gillette, Esq.

if to the Trustee:

Wells Fargo Bank, National Association

Corporate Trust Services

MAC N9303-120

608 2nd Avenue South

Minneapolis, Minnesota 55479

Attention: Corporate Trust Services, Administrator – SunPower Corporation

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be delivered to his address shown on the register kept by the Registrar. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered in the manner provided above, within the time prescribed, it is duly given, whether or not the Holder receives it.

If the Company delivers a notice or communication to Holders, it shall deliver a copy to the Trustee and each Agent at the same time.

Section 13.03 Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Holders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 Legal Holidays.

In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Redemption Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay. If a Regular Record Date is not a Business Day, the Regular Record Date shall not be affected.

Section 13.08 No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

Section 13.09 No Debenture Interest Created.

Nothing in this Indenture or in the Debentures, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

Section 13.10 Successors.

All agreements of the Company in this Indenture and the Debentures shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.11 Counterparts.

This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 13.12 Governing Laws.

THIS INDENTURE AND THE DEBENTURES SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 13.13 Severability.

In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14 Table of Contents, Headings, Etc.

The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.15 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.16 Calculations in Respect of Debentures.

Except as explicitly stated herein, the Company shall be responsible for making all calculations required pursuant to this Indenture, including, without limitation, calculations with respect to determinations of the average of the Closing Sale Prices of the Common Stock, the accrued interest payable on the Debentures, and the Conversion Rate in effect on the Conversion Date and the Conversion Price. The Company or its Agents shall make all such calculations in good faith and, absent manifest error, such calculations shall be final and binding on the Holders. The Company shall provide a written schedule of such calculations to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent shall be entitled to rely upon the accuracy of the Company’s calculations without responsibility for independent verification thereof. The Trustee shall forward a copy of such calculations to any Holder upon such Holder’s written request.

Section 13.17 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article 12, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Debenture, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 12.06.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be provided in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The ownership, principal amount and serial numbers of Debentures held by any Person, and the date of holding the same, shall be proved by the Register.

(d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

(e) Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Debentures for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder may be revoked with respect to any or all of such Debentures by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

(f) Debentures, authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Company shall so determine, new Debentures, so modified as to conform, in the opinion of the Trustee and the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Debentures.

(g) The Company may, at its option, by Company Order, fix in advance a record date for the determination of Holders entitled to given any request, demand, authorization, direction, notice, consent, waiver or other Act solicited by the Company, but the Company shall have no obligation to do so; provided, however, that the Company may not fix a record date for the giving or making of any notice, declaration, request or direction referred to in the next sentence. In addition, the Trustee may, at its option, fix in advance a record date for the determination of Holders of Debentures entitled to join in the giving or making of any notice of Default, any declaration of acceleration, any request to institute proceedings or any direction, in each case with respect to Debentures. If any such record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act, or such notice, declaration, request or direction, may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining (i) whether Holders of the requisite proportion of the outstanding Debentures have authorized or agreed or consented to such Action (and for that purpose the outstanding Debentures shall be computed as of the record date) and/or (ii) which Holders may revoke any such Act (notwithstanding subsection (e) of this Section 13.17); and any such Act, given as aforesaid, shall be effective whether or not the Holders which authorized or agreed or consented to such Act remain Holders after such record date and whether or not the Debentures held by such Holders remain outstanding after such record date.

Section 13.18 USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee and the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Agent. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 13.19 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.20 Agent for Process; Submission to Jurisdiction.

By its execution and delivery of this Indenture, the Company irrevocably designates and appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as the Company’s authorized agent (the “Service Agent”) upon whom process may be served in any suit, action or proceeding arising out of or relating to this Indenture or the Debentures, but for that purpose only, and agrees that service of process upon the Authorized Agent, together with written notice of such service to the Company in the manner provided in Section 13.02, shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding in any federal or state court in the Borough of Manhattan, the City of New York. The Company hereby irrevocably submits to the jurisdiction of any such court in respect of any such suit, action or proceeding and waives any objection it may have to the laying of the venue of any such suit, action or proceeding. Such designation shall be irrevocable until all amounts due and to become due on or in respect of all the Debentures issued under this Indenture have been paid by the Company pursuant to the terms hereof and the Debentures. Notwithstanding the foregoing, the Company reserves the right to appoint another Person located or with an office in the Borough of Manhattan, the City of New York, selected in its discretion, as a successor Service Agent, and upon acceptance of such consent to service of process by such a successor the designation of the prior Service Agent shall terminate. The Company shall give notice to the Trustees and all Holders of the designation by the Company of a successor Service Agent. If for any reason the Service Agent ceases to be able to act as the Service Agent or to have an address in the Borough of Manhattan, the City of New York, the Company will designate a successor authorized agent in accordance with the preceding sentence. The Company further agrees to take any and all action, including the execution and filing of any and all documents and instruments, as may be necessary to continue the designation and appointment of CT Corporation System, or of any successor Service Agent of the Company, in full force and effect so long as any of the Debentures shall be outstanding.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

SUNPOWER CORPORATION

/s/ Charles D. Boynton
Name:	Charles D. Boynton
Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

/s/ Lynn M. Steiner
Name:	Lynn M. Steiner
Title:	Vice President

[Signature Page to Indenture]

Exhibit A

[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

[THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.	AGREES FOR THE BENEFIT OF SUNPOWER CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) THE DATE THAT IS ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED (OR HAS BECOME) EFFECTIVE UNDER THE SECURITIES ACT THAT COVERS RESALE OF THIS SECURITY OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY, THE TRUSTEE AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, AND THE TRUSTEE AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK WILL NOT BE REQUIRED TO ACCEPT FOR REGISTRATION OF TRANSFER ANY SECURITIES ACQUIRED BY A PURCHASER, INCLUDING UPON EXERCISE OF THE CONVERSION RIGHTS, EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE TRUSTEE OR TRANSFER AGENT, AS APPLICABLE, THAT THE RESTRICTIONS SET FORTH HEREIN HAVE BEEN COMPLIED WITH. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING NINETY DAYS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.]2

[THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.	REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT, OR IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”), AND

2.	AGREES FOR THE BENEFIT OF SUNPOWER CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN, EXCEPT:

(A)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED (OR HAS BECOME) EFFECTIVE UNDER THE SECURITIES ACT THAT COVERS RESALE OF THIS SECURITY OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY, OR

(B)	PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR

(C)	PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SO LONG AS THE TRANSFEREE AGREES TO BE BOUND BY THESE TRANSFER RESTRICTIONS SO LONG AS THIS SECURITY, OR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY, CONSTITUTE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144(A)(3) UNDER THE SECURITIES ACT AND TO ACCEPT SUCH SECURITIES OR COMMON STOCK IN REGISTERED DEFINITIVE FORM.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(B) OR (2)(C) ABOVE, THE COMPANY, THE TRUSTEE AND THE TRANSFER AGENT FOR THE COMPANY’S

COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, AND THE TRUSTEE AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK WILL NOT BE REQUIRED TO ACCEPT FOR REGISTRATION OF TRANSFER ANY SECURITIES ACQUIRED BY A PURCHASER, INCLUDING UPON EXERCISE OF THE CONVERSION RIGHTS, EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE TRUSTEE OR TRANSFER AGENT, AS APPLICABLE, THAT THE RESTRICTIONS SET FORTH HEREIN HAVE BEEN COMPLIED WITH. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]3

[1]	This paragraph should be included only if the Debenture is a Global Debenture.
[2]	This legend should only be included if the Non-Commitment Debenture is required to bear a Restricted Security Legend.
[3]	This legend should only be included if the Commitment Debenture is required to bear a Restricted Commitment Debenture Legend.

SUNPOWER CORPORATION

0.75% Senior Convertible Debentures due 2018

No.: [ ]	[Initially][1] $[ ]

CUSIP:	867652 AF6
ISIN:	US867652AF63

SunPower Corporation, a Delaware corporation, promises to pay to [Cede & Co.]1 [        ]2 or registered assigns the principal amount [as set forth in the “Schedule of Increases and Decreases in Global Debenture” attached hereto]1 [of $[        ]2], which amount, taken together with the principal amounts of all other outstanding Debentures, shall not, unless permitted by the Indenture, exceed Three Hundred Million dollars ($300,000,000.00) in the aggregate at any time, on June 1, 2018, and interest thereon as set forth below.

Issue Date: May 29, 2013.

Interest Rate: 0.75% per annum.

Interest Payment Dates: June 1 and December 1 of each year, beginning on December 1, 2013.

Regular Record Dates: May 15 and November 15, as applicable.

Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Debenture the right to convert this Debenture into Common Stock, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

In the case of any conflict between this Debenture and the Indenture, the provisions of the Indenture shall control. This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[1]	For Global Debentures only
[2]	For certificated Debentures only

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

SUNPOWER CORPORATION

By:

Name:	[ ]
Title:	[ ]

By:

Name:	[ ]
Title:	[ ]

Trustee’s Certificate of Authentication:

This is one of the Debentures referred to in the within-mentioned Indenture.

Wells Fargo Bank, National Association, as Trustee

By:

Dated:	Authorized Signatory:

[Signature Page to Debenture]

[FORM OF REVERSE SIDE OF SECURITY]

SUNPOWER CORPORATION

0.75% Senior Convertible Debentures due 2018

1.	Interest

SUNPOWER CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Debenture at the rate per annum shown above. The Company will pay interest semi-annually on June 1 and December 1 of each year, commencing on December 1, 2013. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.

2.	Method of Payment

The Company will pay interest on the Debentures (except defaulted interest) to the Persons who are registered holders of Debentures at the close of business on the May 1 and November 15 immediately preceding the interest payment date even if Debentures are canceled after the record date and on or before the interest payment date, except as otherwise provided in the Indenture. Holders must surrender Debentures to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company shall pay interest (i) on any Global Debentures by wire transfer of immediately available funds to the account of the Depositary or its nominee, (ii) on any Debentures in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee (as defined below) and (iii) on any Debentures in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Debentures duly delivered to the Trustee at least five Business Days prior to the relevant interest payment date or by check if no such election is made, provided, however, that, at maturity, interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee.

If the Company defaults on a payment of the Redemption Price, the Fundamental Change Repurchase Price, principal or interest on the Debentures, such Defaulted Amounts shall accrue interest per annum at the rate of 1% per annum above the then applicable interest rate from the required payment date (to the extent lawful). The Company may pay Defaulted Amounts together with such interest thereon to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly deliver or cause to be delivered to each Holder a notice that states the special record date, the payment date and the amount of Defaulted Amounts to be paid.

3.	Paying Agent, Registrar, Service Agent and Conversion Agent

Initially, Wells Fargo Bank, National Association, a national banking association (the “Trustee”), will act as Paying Agent, Registrar and Conversion Agent. Initially, CT Corporation System will act as Service Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar, Service Agent or Conversion Agent without notice. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Registrar or co-registrar, Service Agent or Conversion Agent.

4.	Indenture

The Company issued the Debentures under an indenture dated as of May 29, 2013 (the “Indenture”), between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Debentures are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Debentures are senior unsecured obligations of the Company. This Debenture is one of the Debentures referred to in the Indenture issued in an aggregate principal amount of $300,000,000. The Indenture imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

5.	Optional Redemption

Prior to a Fundamental Change Repurchase Date relating to a Non-Stock Change of Control, the Debentures shall not be redeemable at the option of the Company. For a period of 30 calendar days following a Fundamental Change Repurchase Date relating to a Non-Stock Change of Control, the Company may redeem the outstanding Debentures not converted or repurchased by the Company, in whole but not in part, at the Company’s option. In the case of any optional redemption, the Company will provide not less than 10 nor more than 30 calendar days’ notice before the Redemption Date to the Trustee, the Paying Agent and each Holder of Debentures, and the cash Redemption Price will be equal to 100% of the principal amount of the debentures to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of the Debentures to be redeemed). The Redemption Date must be a Business Day.

No Debentures may be redeemed if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company us in the payment of the Redemption Price with respect to such Debentures).

If cash sufficient to pay the Redemption Price of all Debentures to be redeemed as of the Redemption Date is deposited with the Paying Agent on the Redemption Date, then such Debentures will cease to be outstanding and interest will cease to accrue, and the Holder thereof shall have no other rights as such other than the right to receive the Redemption Price upon delivery or book-entry transfer of such Debentures.

Except as set forth above, the Debentures may not be redeemed at the Company’s option prior to the Maturity Date.

6.	Sinking Fund

The Debentures are not subject to any sinking fund.

7.	Repurchase at Option of Holders Upon a Fundamental Change

If a Fundamental Change occurs at any time prior to maturity of the Debentures, this Debenture will be subject to a repurchase, at the option of the Holder, on the Fundamental Change Repurchase Date specified by the Company, that is not less than 20 calendar days nor more than 35 calendar days after notice thereof, at a cash Fundamental Change Repurchase Price equal to 100% of the principal amount hereof, together with accrued and unpaid interest on this Debenture to, but excluding, the Fundamental Change Repurchase Date; provided, however, that if such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior the corresponding Interest Payment Date, the interest payable on such Interest Payment Date will be paid on such Interest Payment Date to the holder of record of this Debenture as of the close of business on such Regular Record Date instead of the holders surrendering Debentures for repurchase on such date. The Debentures submitted for repurchase must be $1,000 in principal amount or whole multiples thereof. The Company shall deliver to all holders of record of the Debentures a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the fifth calendar day after the occurrence of such Fundamental Change. For Debentures to be so repurchased at the option of the Holder, the Holder must deliver to the Paying Agent in accordance with the terms of the Indenture, the Fundamental Change Repurchase Notice containing the information specified by the Indenture, together with such Debentures, duly endorsed for transfer, or (if the Debentures are Global Debentures) book-entry transfer of the Debentures, prior to the close of business on the Fundamental Change Repurchase Date. The Fundamental Change Repurchase Price must be paid in cash.

Holders have the right to withdraw any Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, as provided in the Indenture.

If cash sufficient to pay the Fundamental Change Repurchase Price of all Debentures or portions thereof to be repurchased as of the Fundamental Change Repurchase Date is deposited with the Paying Agent on the Fundamental Change Repurchase Date, then such Debentures will cease to be outstanding and interest will cease to accrue, and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Repurchase Price upon delivery or book-entry transfer of such Debentures.

8.	Conversion

In compliance with the provisions of the Indenture, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Debenture into shares of Common Stock at any time prior to the close of business on the Business Day preceding the Maturity Date based on a Conversion Rate of 40.0871 shares of Common Stock per $1,000 principal amount of Debentures (equivalent to a Conversion Price of approximately $24.95 per share of Common Stock), subject to adjustment pursuant to the terms of the Indenture, as such shares shall be constituted at the date of conversion, upon surrender of this Debenture (if in certificated form) with the form entitled “Form of Conversion Notice” on the reverse hereof duly completed and manually signed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such Holder, the Corporate Trust Office, together with any funds required pursuant to the terms of the Indenture, and duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by such Holder’s duly authorized attorney. In order to exercise the conversion right with respect to any interest in a Global Debenture, the Holder must comply with the Depositary’s procedures for converting a beneficial interest in a Global Debenture, deliver by book-entry delivery an interest in such Global Debenture, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required pursuant to the terms of the Indenture.

Prior to the Maturity Date, if and only to the extent holders elect to convert the Debentures in connection with a Non-Stock Change of Control, the Company will increase the Conversion Rate applicable to such converting Debentures as set forth in the Indenture.

No adjustment in respect of interest on any Debentures converted will be made upon any conversion except as set forth in the next sentence. If this Debenture (or portion hereof) is surrendered for conversion during the period from the close of business on any applicable Regular Record Date for the payment of interest to the close of business on the Business Day preceding the corresponding Interest Payment Date, this Debenture (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, that no such payment shall be required (1) if the Holder surrenders this Debenture for conversion following the Regular Record Date immediately preceding the Maturity Date, (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular

Record Date and on or prior to the corresponding Interest Payment Date, (3) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date or (4) to the extent of any overdue interest, if overdue interest exists at the time of conversion with respect to this Debenture.

A Debenture in respect of which a Holder is exercising its right to require repurchase may be converted only if such Holder validly withdraws its election to exercise such right to require repurchase in accordance with the terms of the Indenture.

9.	Denominations, Transfer, Exchange

The Debentures are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Debentures in accordance with the Indenture. Upon any transfer or exchange, the Registrar or the Company may require a Holder, among other things, to furnish appropriate endorsements or a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee. Neither the Company, the Trustee nor the Registrar shall be required to exchange, issue or register a transfer of (a) any Debentures or portions thereof surrendered for conversion pursuant to Article 8 of the Indenture and (b) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 2.10 of the Indenture.

10.	Persons Deemed Owners

The registered Holder of this Debenture may be treated as the owner of it for all purposes.

11.	Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Debentures that remains unclaimed for two years, and, thereafter, Holders entitled to the money and/or securities must look to the Company for payment as general creditors.

12.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Debentures may be amended with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Debentures and (ii) any default or noncompliance with any provision may be waived with the written consent or affirmative vote of the holders of at least a majority in principal amount of the outstanding Debentures. Without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Debentures (i) to provide for conversion rights of Holders and the Company’s repurchase obligations in connection with a Fundamental Change in the event of any reclassification of the Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety; (ii) to secure the Debentures; (iii) to provide for the assumption of the Company’s obligations to the Holders of the Debentures in the event of a merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property or assets substantially as an entirety; (iv) to surrender any right or power conferred upon the Company in the Indenture; (v) to add to the covenants of the Company for the benefit of the Holders; (vi) to cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the Indenture, defect or inconsistency, provided, however, that such modification or amendment does not adversely affect the interests of the Holders in any material respect, provided, further, that any amendment made solely to conform the provisions of the Indenture or the Debentures to the description of the Debentures contained in the Offering Memorandum shall not be deemed to adversely affect the interests of the Holders; (vii) to make any provision with respect to matters or questions arising under the Indenture or the Debentures that the Company may deem necessary or desirable and that shall not be inconsistent with the provisions of the Indenture or the Debentures; provided, that such change or modification does not, in the good faith opinion of an Independent Committee, adversely affect the interests of the Holders in any material respect; (viii) to increase the Conversion Rate; (ix) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (x) to add guarantees of the obligations under the Debentures; and (xi) to provide for a successor Trustee.

13.	Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding Debentures, by written notice to the Company and the Trustee, may declare due and payable 100% of the principal amount of all outstanding Debentures plus any accrued and unpaid interest to the date of payment. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, all unpaid principal and accrued and unpaid interest on the outstanding Debentures shall become due and immediately payable without any declaration or other act on the part of the Trustee or any Holder. Under certain circumstances, the Holders of a majority in aggregate principal amount of the outstanding Debentures may rescind and annul any such acceleration with respect to the Debentures and its consequences.

If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense. Subject to certain exceptions, no Holder may pursue any remedy with respect to the Indenture or the Debentures unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Debentures have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity and (v) the holders of a majority in principal amount of the outstanding Debentures have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Debentures are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Subject to the Indenture, the Trustee, however, may refuse to follow any direction if the Trustee, in good faith shall, by a Trust Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any Holder pursuant to the provision of the Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall impair, as among the Company and the Holder of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest or make-whole premium, if any, in respect of the Debenture at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

14.	Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

16.	Authentication

This Debenture shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Debenture.

17.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	GOVERNING LAW

THIS DEBENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

19.	CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Debentures and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Debenture.

ATTACHMENT 1

[FORM OF CONVERSION NOTICE]

TO:	SUNPOWER CORPORATION

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

The undersigned registered holder of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares of Common Stock and any Debentures representing any unconverted principal amount hereof, be delivered and issued and delivered, respectively, to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the indenture dated as of May 29, 2013 (the “Indenture”), between the Company and Wells Fargo Bank, National Association. If any portion of this Debenture not converted is to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of Debentures if to be delivered, and the person to whom payment is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted (if less than all):

$

Social Security or Other Taxpayer Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Debentures in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

TO:	SUNPOWER CORPORATION

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

The undersigned registered holder of this Debenture hereby irrevocably acknowledges receipt of a notice from SunPower Corporation (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Debentures and requests and instructs the Company to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the indenture dated as of May 29, 2013 (the “Indenture”), between the Company and Wells Fargo Bank, National Association. The Debentures shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debentures in every particular without alteration or enlargement or any change whatever.

Debentures Certificate Number (if applicable):

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):

Social Security or Other Taxpayer Identification Number:

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

To assign this Debenture, fill in the form below:

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints                      attorney to transfer the said Debenture on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Debenture prior to the Resale Restriction Termination Date, the undersigned confirms that such Debenture is being transferred:

☐	To SunPower Corporation or a subsidiary thereof; or

☐	Pursuant to a person who the undersigned believes is a “qualified institutional buyer” purchasing for its own account or for the account of a “qualified institutional buyer” in a transaction meeting the requirements of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

☐	Pursuant to the exemption from registration under the Securities Act provided by Rule 144 thereunder (if available); or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Debenture)

*	Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL DEBENTURE2

The initial principal amount of this Global Debenture is [        ] DOLLARS ($[        ]). The following increases or decreases in this Global Debenture have been made:

Date	Amount of decrease in principal amount of this Global Debenture	Amount of increase in principal amount of this Global Debenture	Principal amount of this Global Debenture following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

[2]	For Global Debentures only

EXHIBIT B

[FORM OF FREE TRANSFERABILITY CERTIFICATE]

Wells Fargo Bank, National Association

Corporate Trust Services

MAC N9311-110]

625 Marquette Avenue

Minneapolis, Minnesota 55479

Attention: SunPower Account Manager

RE: CUSIP 867652 AD1

Dear Sir/Madam:

Whereas the 0.75% Convertible Senior Debentures due 2018 of SunPower Corporation (the “Debentures”) have become freely tradable without restriction by non-affiliates of SunPower Corporation (the “Company”) pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended, in accordance with Section 2.07 of the indenture, dated as of May 29, 2013 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee, pursuant to which the Debentures were issued, the Company hereby instructs you that:

i.	The restricted global debentures (the “Restricted Global Debenture”), with CUSIP number 867652 AF6, shall be exchanged for an unrestricted global debenture (the “Freely Tradeable Global Debenture”), with CUSIP number 867652 AG4, on [date]. The exchange shall be made pursuant to Section 2.07 of the Indenture.

ii.	In accordance with Section 2.07 of the Indenture, upon receipt of an Authentication Order pursuant to Section 13.04 and Section 13.05 of the Indenture and an Officers’ Certificate pursuant to Section 13.04 and Section 13.05 of the Indenture, you are hereby instructed to direct the Depositary (as defined in the Indenture) to exchange all of the outstanding beneficial interests in the Restricted Global Debentures to the Unrestricted Global Debenture (as defined in the Indenture).

Capitalized terms used but not defined herein have the meanings set forth in the Indenture.

Very truly yours,

SunPower Corporation

By:
Name:
Title:

B-1